UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SUPERIOR INDUSTRIES INTERNATIONAL, INC.

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A NOTE FROM TIMOTHY C. MCQUAY

March 8, 2019

Dear Superior Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Superior Industries International, Inc. (the “Annual Meeting”), which will be held at Superior Industries International, Inc. (the “Company” or “Superior”) headquarters at 26600 Telegraph Road, Southfield, Michigan 48033 on April 23, 2019, at 10:00 a.m. Eastern Daylight Time.

During 2018, Superior continued to drive improvement in our financial and operational performance, return capital to our stockholders and engage with our stockholders on important topics such as executive compensation. With the announcement of Don Stebbins’ retirement at the end of the year, our Board of Directors (the “Board”) initiated a search for a permanent President and Chief Executive Officer, which we expect to conclude shortly. In the meantime, in my interim role as Executive Chairman, I have worked with the management team to position Superior for future growth, accelerate the integration of best practices across the organization, and enhance the Company’s operational and financial performance.

Below are a few of the Company’s key 2018 highlights:

•	Increased volumes to 21.0 million units, net sales to $1.5 billion and Value-Added Sales to $797.2 million;

•	Net Income of $26.0 million and Adjusted EBITDA of $185.6 million;

•	Generated $156.1 million of Cash Flow from Operations;

•	Continued progress on integration of our European Operations; and

•	Returned capital to stockholders through common dividends totaling $9.0 million.

Further highlights of our 2018 performance can also be found in the “2018 Performance & Business Highlights” and “Compensation Discussion and Analysis” sections of the attached Proxy Statement. Information regarding Value-Added Sales and Adjusted EBITDA, non-GAAP financial measures, can be found in Appendix A to this Proxy Statement.

Strategic Plan. We continue to pursue the strategic plan introduced in 2015, as well as our mission to deliver innovative wheel solutions that enhance value for our customers’ products and our stakeholders, generate profitable growth and deliver value to stockholders by, among other actions:

•	Capitalizing on industry trends toward larger diameter wheels, lightweighting, and more sophisticated designs and finishes;

•	Leveraging our diversified market presence, customer base, and market segments to expand customer opportunities;

•	Investing in new technologies and capabilities such as Alulite™, flow forming, laser etching, milling and pad printing;

•	Building a best-in-class organization centered on our values of customer focus, integrity, teamwork and continuous improvement; and

•	Enhancing working capital management and driving margins and cash flow to pay down debt.

Our management works closely with the Board to monitor the progress being made on our strategic plan. The Board reviews Superior’s strategic plan at least annually and more frequently as significant opportunities or events arise.

Your Vote is Important. We, and the rest of the Board, invite you to attend the Annual Meeting. If you are not able to attend in person, we encourage you to vote by proxy. The Proxy Statement contains detailed information about the matters on which we are asking you to vote. Whether or not you plan to attend the Annual Meeting, your vote is important, and we encourage you to vote promptly. You can vote your shares over the telephone, via the Internet or by completing, dating, signing and returning a proxy card, as described in the Proxy Statement.

Thank you for your ongoing support of, and continued interest in, Superior.

Timothy C. McQuay

Executive Chairman of the Board

This Proxy Statement is dated March 8, 2019 and is first being made available to stockholders via the Internet on or about March 8, 2019.

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Tuesday, April 23, 2019 at 10:00 a.m. Eastern Time

Place:	Superior Industries International, Inc. 26600 Telegraph Road Southfield, Michigan 48033

Record Date:

February 27, 2019 (the “Record Date”)

Each holder of Superior common stock and Series A Preferred Stock as of the Record Date will be entitled to one vote on each matter for each share of common stock held, or into which such holder’s Series A Preferred Stock is convertible, on the Record Date.

Items to Be Voted On:

1.  To elect the following eight nominees to the Board of Directors (the “Board”): Michael R. Bruynesteyn, Richard J. Giromini, Paul J. Humphries, Ransom A. Langford, James S. McElya, Timothy C. McQuay, Ellen B. Richstone, and Francisco S. Uranga;

2.  To approve, in a non-binding advisory vote, the executive compensation of the Company’s named executive officers;

3.  To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

4.  To act upon such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

How to Vote:	YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES PROMPTLY BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD, OVER THE TELEPHONE OR VIA THE INTERNET, AS DESCRIBED IN THE PROXY STATEMENT.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Joanne M. Finnorn
Joanne M. Finnorn
Senior Vice President, General Counsel and Corporate Secretary

Southfield, Michigan

March 8, 2019

Notice of Electronic Availability of Proxy Statement and Annual Report

As permitted by rules adopted by the United States Securities and Exchange Commission (the “SEC”), we are making this Proxy Statement and our Annual Report available to stockholders electronically via the Internet. On or about March 8, 2019, we will mail to most of our stockholders a notice (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report and to vote via the Internet or by telephone.

The Notice also contains instructions on how to request a printed copy of the proxy materials. In addition, you may elect to receive future proxy materials in printed form by mail or electronically by e-mail by following the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail, unless you elect otherwise.

Superior Industries International, Inc.  •  Table of Contents

2019 Proxy Statement  |  i

Proxy Summary  •  2019 Annual Meeting of Stockholders

PROXY SUMMARY

This summary highlights selected information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding our 2018 performance, please review our 2018 Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 7, 2019.

The 2018 annual report to stockholders, including financial statements, is being made available to stockholders together with these proxy materials on or about March 8, 2019.

2019 Annual Meeting of Stockholders – Annual Meeting Information

Time and Date:	Tuesday, April 23, 2019 at 10:00 a.m. Eastern Time
Place:	Superior Industries International, Inc. 26600 Telegraph Road Southfield, Michigan 48033
Record Date:	February 27, 2019 (the “Record Date”)
Voting:	You are entitled to vote at the meeting if you were a stockholder of record of Superior’s common stock or Series A Preferred Stock at the close of business on the Record Date. Each holder of Superior common stock or Series A Preferred Stock as of the Record Date will be entitled to one vote on each matter for each share of common stock held, or into which such holder’s Series A Preferred Stock is convertible, on the Record Date.

For more information regarding the Annual Meeting and voting, please see our “Information About the Annual Meeting and Voting” Section, found on page 59.

2019 Annual Meeting of Stockholders – Agenda and Voting Recommendations

Proposals:		Board Voting Recommendation:	Page Reference for More Detail:
1.	Election of Directors	“FOR” all nominees	5
2.	To approve, in a non-binding advisory vote, executive compensation of the Company’s named executive officers	“FOR”	25
3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019	“FOR”	27

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, your vote is important, and we encourage you to vote promptly. You can vote your shares over the telephone, via the Internet or by completing, dating, signing and returning a proxy card, as described in the Proxy Statement. Your prompt cooperation is greatly appreciated.

2019 Proxy Statement  |  1

Proxy Summary  •  2018 Performance & Business Highlights

2018 Performance & Business Highlights

The following chart highlights key metrics of our financial and operating performance in 2018 as compared to 2017:

Key Metric ($ in Millions except per wheel data, Units in Thousands)	2018 Results	2018 vs. 2017
Units Shipped	20,991	23.4% increase
Net Sales	$1,501.8	35.5% increase
Value-Added Sales(1)	$797.2	29.3% increase
Value-Added Sales per Wheel	$37.98	4.7% increase
Net Income	$26.0	Increase from Net Loss
Adjusted EBITDA(2)	$185.6	32.5% increase
Adjusted EBITDA(2) % of Value-Added Sales(1)	23.3%	0.6% improvement
Net cash provided by operating activities	$156.1	145.0% increase

•	Through our efforts to integrate our global operations, we realized a $15 million reduction in our operating expenses;

•	We achieved year over year improvements in global quality and safety performance;

•	We received allowance from the U.S. Patent & Trademark Office on an ornamental wheel design;

•	We maintained on time delivery at over 99%;

•	We continue to make investments to support increased production of larger diameter wheels in both North America and Europe;
•	We achieved record unit shipments and profitability in our European Operations; and

•	We enhanced North American operations, including:

•	improved safety in our facilities as our Recordable Incident Rate and DART rates were improved 40% over 2017 levels;

•	improved customer quality significantly with OEM PPM improving 65% over prior year; and

•	received Ford’s First Quarter Quality award at all five of our North American plants.

(1)

Value-Added Sales is a financial measure that is not calculated according to GAAP, and we are including our 2018 results for this measure to show an aspect of our performance. See Appendix A to this Proxy Statement for a reconciliation of net sales, the most comparable GAAP measure, to Value-Added Sales.

(2)

Adjusted EBITDA is a key measure that is not calculated according to GAAP, and we are including our 2018 results for this measure to show an aspect of our performance. See Appendix A to this Proxy Statement for a reconciliation of net income, the most comparable GAAP measure, to Adjusted EBITDA.

2  |  Superior Industries International, Inc.

Proxy Summary  •  Executive Compensation Highlights

Executive Compensation Highlights

Highlights of our 2018 executive compensation program are summarized as follows.

•

Individual Performance Component of Annual Incentive. Our Annual Incentive Performance Plan (the “AIPP”) plays an important role in our approach to total compensation. We believe it motivates participants to focus on improving our performance on key financial measures during the year because it requires that we achieve defined, objectively determinable goals before participants become eligible for an incentive payout.

•

2018 AIPP Payouts. The Company achieved Adjusted EBITDA(A) of $185.6 million in 2018, which was slightly below the $195 million target, resulting in the funding of the 2018 AIPP bonus pool for our Named Executive Officers (“NEOs”) at 84% of target.

•

Long-Term Incentive Plan (“LTIP”) Performance Measures. In 2018, we granted performance-based restricted stock units (“PRSUs”) that can be earned based on our achievement of the following three performance measures as calculated over a three-year period:(B)

Return on Invested Capital 40% weighting (“ROIC”)	Cumulative Earnings per Share 40% weighting (“Cumulative EPS”)	Relative Total Shareholder Return 20% weighting (“Relative TSR”)

As discussed in the “2018 Executive Compensation Components – Long-Term Equity Incentive Compensation” section of this Proxy Statement, these performance measures were developed after a rigorous bottom-up financial analysis of our business.

(A)

Please see the “Annual Incentive Compensation and Bonuses” portion of the “Compensation Discussion and Analysis” section of this Proxy Statement for a discussion of how AIPP Adjusted EBITDA is calculated.

(B)

Please see the “Long-Term Equity Incentive Compensation” portion of the “Compensation Discussion and Analysis” section of this Proxy Statement for a discussion of how each of these performance measures are calculated.

Corporate Governance Highlights

Our Board is committed to having a sound governance structure that promotes the best interests of our stockholders. Highlights of our governance practices include:

•	Requirement that at least a majority of the Board be independent

•	“Plurality-plus vote” policy in uncontested elections of directors with a director resignation policy

•	Availability of proxy access (adopted in October 2016)

•	Annual election of all directors (the Board was declassified in 2014 at the initiative of the Board)

•	Audit, Compensation and Benefits and Nominating and Corporate Governance
Committees (each a “Committee” and collectively, the “Committees”) are comprised entirely of independent directors

•	Annual Board and Committee self-evaluations

•	Limitation on the number of a director’s additional public board memberships to three for non-management directors and one for management directors

•	The independent directors meet regularly without the presence of management

•	Stock ownership and retention requirement for non-management directors and executive officers

•	No waivers of code of conduct policy for any director or executive officer

2019 Proxy Statement  |  3

Proxy Summary  •  Corporate Governance Highlights

•	Risk oversight by the full Board and Committees

•	The charters of the Committees of the Board clearly establish the Committees’ respective roles and responsibilities, including the authority to hire outside advisors independently of management
•	Our stockholders have the right to call special meetings

•	No poison pill in place

•	Clear and robust corporate governance guidelines

Director Nominee Highlights

Name	Age	Director Since	Principal Occupation	Independent	Board Committees
Michael R. Bruynesteyn	55	2015	Treasurer & Vice President, Strategic Finance of Turner Construction Company	X	• Audit Committee • Nominating & Corporate Governance Committee (Chair)
Richard J. Giromini	66	2019	Executive Advisor and Director of Wabash National Corporation (NYSE: WNC)	X	• Audit Committee
Paul J. Humphries	64	2014	President of High Reliability Solution (a business group of Flex LTD)	X	• Audit Committee • Compensation & Benefits Committee
Ransom A. Langford	47	2017	Partner, TPG Growth	X	• Compensation & Benefits Committee
James S. McElya	71	2013	Retired Chairman of the Board of Directors, Affinia Group Intermediate Holdings Inc.	X	• Compensation & Benefits Committee (Chair) • Nominating & Corporate Governance Committee
Timothy C. McQuay	67	2011	Executive Chairman of the Board
Ellen B. Richstone	67	2016	Retired Chief Financial Officer, Rohr Aerospace	X	• Audit Committee (Chair) • Nominating & Corporate Governance Committee
Francisco S. Uranga	55	2007	Corporate Vice President & Chief Business Operations Officer for Latin America, Foxconn	X	• Compensation & Benefits Committee • Nominating & Corporate Governance Committee

4  |  Superior Industries International, Inc.

Proposal No. 1  •  General

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

On August 27, 2018, the Board resolved to increase its size from eight to nine directors and appointed Richard J. Giromini to fill the newly-created vacancy on the Board. On December 31, 2018, Donald J. Stebbins retired from the Board and the Board resolved to reduce its size to eight directors, effective immediately.

Upon the recommendation of our Nominating and Corporate Governance Committee, the Board has nominated the eight individuals listed below to stand for election at the Annual Meeting for a one-year term ending at the annual meeting of stockholders in 2020 or until their successors, if any, are elected or appointed. All nominees have consented to be named in this Proxy Statement and to serve as directors, if elected. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the election of a substitute nominee(s) proposed by the Nominating and Corporate Governance Committee of the Board. If any such substitute nominee(s) are designated, we will file an amended proxy statement and proxy card that identifies the substitute nominee(s) and provide information required by the rules of the SEC. As of the date of this Proxy Statement, the Board is not aware that any nominee is unable or will decline to serve as a director.

The Board, through the Nominating and Corporate Governance Committee, considers the following experience, qualifications, attributes and skills of both potential director nominees as well as existing members of the Board:

For more information regarding director nominations and qualifications, see the sections titled “Information about Director Nominees” (beginning on page 6) and “Director Selection” (beginning on page 15).

2019 Proxy Statement  |  5

Proposal No. 1  •  Information about Director Nominees

Information about Director Nominees

Set forth below is information about our nominees, including their names and ages, recent employment or principal occupation, their period of service as a Superior director, the names of other public companies for which they currently serve as a director or have served as a director within the last five years and a summary of their specific experience, qualifications, attributes or skills that led to the conclusion that they are qualified to serve as a director.

Each of the nominees for director has been nominated for election by the Board upon recommendation by the Nominating and Corporate Governance Committee and has consented to serve if elected. When a member of the Nominating and Corporate Governance Committee is under consideration for nomination, the nominee typically recuses himself or herself from the discussion and abstains from the voting on the recommendation.

MICHAEL R. BRUYNESTEYN

Treasurer and Vice President, Strategic Finance, Turner Construction Company

Independent

Age: 55

Director since: 2015

Board Committees:

Audit and Nominating and Corporate Governance (Chair)

Education:

Mr. Bruynesteyn holds a Bachelor of Applied Science in Mechanical Engineering from the University of British Columbia and a Master of Business Administration from the London Business School. Mr. Bruynesteyn is a National Association of Corporate Directors Governance Fellow.

Current Directorships:

None

Former Directorships:

None

Qualifications: Mr. Bruynesteyn has developed a deep understanding of capital markets from hands-on experience over the last 20 years. He cultivated a firm grasp of the investor’s perspective from the vantage points of directing investor relations for General Motors Company (NYSE: GM), leading the award-winning sell-side research team covering the automotive industry for Prudential Securities, and investing on the buy-side as part of a $6 billion hedge fund owned by Lehman Brothers. Mr. Bruynesteyn built on this knowledge base by providing deal-making advice to automotive and energy storage companies with boutique investment bank Strauss Capital. He remains active in the capital markets in his current role as Treasurer of Turner Construction, where he leads a team focused on cash generation and is responsible for investing more than $1 billion of the company’s funds. Mr. Bruynesteyn continues his engagement in the automotive industry as a member of the Advisory Board of ClearMotion, Inc., a developer of breakthrough active suspension technology.

Mr. Bruynesteyn is Treasurer and Vice President, Strategic Finance of Turner Construction Company, the largest non-residential commercial construction company in the United States, a position he has held since 2013. He previously was a Managing Director at the investment banking firm Strauss Capital Partners, where he served middle-market clients by raising capital, providing board-level financial advisory services and executing M&A transactions from 2008 to 2012. Prior to that, Mr. Bruynesteyn was a Managing Director in the asset management division of Lehman Brothers, where he focused on transportation-related investments from 2006 to 2008. From 1999 to 2006, Mr. Bruynesteyn was a Senior Equity Research Analyst at Prudential Equity Group in the Automotive Group, where he acted as a sell-side analyst. Prior to his position at Prudential Equity Group, Mr. Bruynesteyn worked at General Motors, where he held various finance positions until he departed as Director of Investor Relations in 1998.

6  |  Superior Industries International, Inc.

Proposal No. 1  •  Information about Director Nominees

RICHARD J. GIROMINI

Executive Advisor and Director of Wabash National Corporation (NYSE: WNC)

Independent

Age: 66

Director since: 2018

Board Committee:

Audit

Education:

Mr. Giromini holds a Master of Science degree in Industrial Management and a Bachelor of Science degree in Mechanical Engineering, both from Clarkson University. He is also a graduate of the Advanced Management Program at the Duke University Fuqua School of Management

Current Directorships:

Wabash National Corporation (NYSE: WNC)

Former Directorships:

Robbins & Myers (formerly traded NYSE: RBN)

Qualifications: Mr. Giromini brings over eleven years of experience as former Chief Executive Officer of a transportation equipment public company, providing key strategic growth, sales, and operational expertise that led to a doubling of revenues and record operating performance under his leadership. This, combined with his extensive automotive industry experience working as a Tier 1 supplier, including five years in leadership positions within the automotive aluminum wheel industry, make Mr. Giromini a key member of the Board.

Mr. Giromini is currently serving as Executive Advisor and Director of Wabash National Corporation (NYSE: WNC), an industrial manufacturing company. Mr. Giromini previously served in several positions with WNC, most recently as Chief Executive Officer and Director from January 2007 to June 2018, President, Chief Operating Officer and Director (December 2005 – December 2006), and Chief Operating Officer (July 2002 – November 2005). Earlier experience includes 26 years in the automotive industry, having begun his career with General Motors Company (1976-1985), serving in a variety of positions of increasing responsibility, then continuing service within the Tier 1 automotive sector, most recently with Accuride Corporation (Senior Vice President and General Manager), AKW LP (President and CEO), ITT Automotive (Director of Manufacturing), Hayes Wheels (Vice President of Operations), and Doehler-Jarvis (Plant Manager).

PAUL J. HUMPHRIES

President of High Reliability Solutions, a business group at Flex LTD

Independent

Director since: 2014

Age: 64

Board Committees:

Audit and Compensation and Benefits

Education:

Mr. Humphries has a B.A. in applied social studies from Lanchester Polytechnic (now Coventry University) and post-graduate certification in human resources management from West Glamorgan Institute of Higher Education.

Current Directorships:

ALearn Silicon Valley Education Foundation

Former Directorships:

None

Qualifications: Mr. Humphries has extensive experience in the automotive supplier industry and senior level management experience with multinational public companies, providing valuable expertise in strategy, growth, human resources and global operations. Further, Mr. Humphries has extensive experience in planning, implementing and integrating mergers and acquisitions.

Mr. Humphries is the President of High Reliability Solutions, a business group at Flex LTD (NASDAQ: FLEX) (“Flex”), a global end-to-end supply chain solutions company that serves the medical, automotive and aerospace and defense markets, a position he has held since 2011. From 2006 to 2011, Mr. Humphries served as Executive Vice President of Human Resources at Flex. In that capacity, he led Flex’s global human resources organization, programs and related functions including global loss prevention, environmental compliance and management systems. Mr. Humphries joined Flex with the acquisition of Chatham Technologies Incorporated in April 2000. While at Chatham Technologies, he served as Senior Vice President of Global Operations. Prior to that, Mr. Humphries held several senior management positions at Allied Signal, Inc. (NYSE: ALD) and its successor Honeywell Inc. (NYSE: HON), BorgWarner Inc. (NYSE: BWA) and Ford Motor Company (NYSE: F).

2019 Proxy Statement  |  7

Proposal No. 1  •  Information about Director Nominees

RANSOM A. LANGFORD

Partner, TPG Growth

Independent

Director since: 2017

Age: 47

Board Committee:
Compensation and Benefits

Education:

Mr. Langford earned a B.A. with Highest Distinction from University of North Carolina, Chapel Hill and an M.B.A. from the Wharton School at University of Pennsylvania.

Current Directorships:

Frank Recruitment Group, Inc., Gavin de Becker & Associates, LP, TopTech Holdings, LLC, Artel, LLC, Microgame S.p.A. and RLG Holdings, LLC

Former Directorships:

Apollo Towers Pte. Ltd., Novolex (f/k/a Hilex Poly Co., LLC), HotSchedules Holdings, Inc. (f/k/a Red Book Connect, LLC), Ride Group Parent, Inc., Ride Group, Inc., vRide Holdings, LLC, NVLX Holdings, LLC

Qualifications: Mr. Langford is a Partner of TPG Growth based in New York, where he leads the platform’s investments in industrial and business services. Mr. Langford has extensive experience as a board member, serving on boards of directors for several TPG portfolio companies, including Frank Recruitment Group, Gavin de Becker & Associates, TopTech Holdings, LLC, Artel, LLC, Microgame S.p.A. and RLG Holdings, LLC. Mr. Langford’s substantial board and investment experience make him a valuable contributor to the Board.

Prior to joining TPG in 2009, Mr. Langford was a Managing Director and Partner with J.H. Whitney & Co., where he was a senior member of the investment team responsible for investing several private equity partnerships and was a member of the firm’s Investment Committee. Prior to his tenure at J.H. Whitney, Mr. Langford was an Associate at Brentwood Associates, representing a number of portfolio companies as a member of the investment team. Mr. Langford has also spent time as an analyst in the Mergers & Acquisitions group at New York-based investment bank Donaldson, Lufkin & Jenrette.

8  |  Superior Industries International, Inc.

Proposal No. 1  •  Information about Director Nominees

JAMES S. MCELYA

Retired Chairman of the Board of Directors, Affinia Group Intermediate Holdings Inc.; Retired Chairman of the Board of Directors and Chief Executive Officer of Cooper Standard Holdings Inc.

Independent

Director since: 2013

Age: 71

Board Committees: Compensation and Benefits (Chair) and Nominating and Corporate Governance

Education:

Mr. McElya attended West Chester University.

Current Directorships:

None.

Former Directorships:

Cooper Standard Holdings Inc. (NYSE: CPS); Affinia Group Intermediate Holdings Inc.

Qualifications: Mr. McElya has expertise in the automotive industry as well as leadership experience, including his services as the former Chief Executive Officer of a public company. Mr. McElya also provides substantial experience with mergers and acquisitions in the automotive industry – Mr. McElya was instrumental in bringing Cooper Standard from a $1.5 billion business in 2004 to over $3.0 billion when he retired as CEO in 2012. This growth was predominantly a result of a comprehensive mergers and acquisitions strategy. He contributes leadership and strategy experience combined with operation and management expertise.

Mr. McElya was Chairman of the Board of Directors of Affinia Group Intermediate Holdings Inc. until August 2016, when the company was sold. Until 2013, Mr. McElya was Chairman of the Board of Directors and, until 2012, Chief Executive Officer of Cooper Standard Holdings Inc. Previously, he had served as President of Cooper-Standard Automotive (NYSE: CSA) (“Cooper Standard”), the principal operating company of Cooper Standard Holdings, and as corporate vice president of Cooper Tire & Rubber Company, the parent company of Cooper Standard, until 2004. Mr. McElya has also served as President of Siebe Automotive Worldwide and over a 22-year period, held various senior management positions with Handy & Harman. Mr. McElya is a past chairman of the Motor Equipment Manufacturers Association (MEMA) and a past chairman of the board of directors of the Original Equipment Supplier Association (OESA).

2019 Proxy Statement  |  9

Proposal No. 1  •  Information about Director Nominees

TIMOTHY C. MCQUAY

Superior Industries International, Inc. Executive Chairman of the Board

Director since: 2011

Age: 67

Board Committees:

None

Education:

Mr. McQuay received an A.B. degree in economics from Princeton University and an M.B.A. degree in finance from the University of California at Los Angeles.

Current Directorships:

None.

Former Directorships:

Keystone Automotive Industries, Inc. (Chair, Audit Committee) (formerly NASDAQ: KEYS); Meade Instruments Corp. (NASDAQ: MEAD) (Chairman); Perseon Corp. (fka BSD Medical Corp.) (NASDAQ: PRSN) (Chairman)

Qualifications: Mr. McQuay provides, among other qualifications, his extensive business and financial experience and his public company board experience, which includes extensive experience on compensation and audit committees. In addition, having served on the Board since 2011, Mr. McQuay has a deep knowledge of Superior’s business, which he can utilize as our interim Executive Chairman of the Board. Further, Mr. McQuay provides a deep knowledge of the capital markets and significant investment banking experience, having been involved in mergers and acquisitions representing in aggregate more than $4 billion. Mr. McQuay also brings to the Board valuable insight into corporate strategy and risk management that he has gained from his 37 years of experience in the investment banking and financial services industries. Of particular relevance to his service on our Board, while Mr. McQuay served on Keystone’s board, the company made eight strategic acquisitions between 1996 and 2007 representing more than $400 million in aggregate value. Mr. McQuay served on Keystone’s special committee in connection with the company’s sale to LKQ Corporation in 2007 for $800 million.

Mr. McQuay brings with him nearly 40 years of financial advisory experience to the Board. From November 2011 until his retirement in December 2015, he served as Managing Director, Investment Banking with Noble Financial Capital Markets, an investment banking firm. Previously, he served as Managing Director, Investment Banking with B. Riley & Co., an investment banking firm, from September 2008 to November 2011. From August 1997 to December 2007, he served as Managing Director – Investment Banking at A.G. Edwards & Sons, Inc. From May 1995 to August 1997, Mr. McQuay was a Partner at Crowell, Weedon & Co. and from October 1994 to August 1997, he also served as Managing Director of Corporate Finance. From May 1993 to October 1994, Mr. McQuay served as Vice President, Corporate Development with Kerr Group, Inc., a plastics manufacturing company. From May 1990 to May 1993, Mr. McQuay served as Managing Director of Merchant Banking with Union Bank.

10  |  Superior Industries International, Inc.

Proposal No. 1  •  Information about Director Nominees

ELLEN B. RICHSTONE

Retired Chief Financial Officer, Rohr Aerospace

Independent

Director since: 2016

Age: 67

Board Committees:

Audit (Chair) and Nominating and Corporate Governance

Education:

Ms. Richstone received a bachelor’s degree from Scripps College in Claremont California and holds graduate degrees from the Fletcher School of Law and Diplomacy at Tufts University. Ms. Richstone also completed the Advanced Professional Certificate in Finance at New York University’s Graduate School of Business Administration and attended the Executive Development program at Cornell University’s Business School. Ms. Richstone holds an Executive Master’s Certification in Director Governance from the American College of Corporate Directors – Gold Level and in 2018 was recognized as an NACD Board Leadership Fellow, the highest award given by the NACD for Corporate Governance.

Current Directorships:

eMagin Corp. (NYSE: EMAN); Orion Energy Systems, Inc. (NASDAQ: OESX)

Former Directorships:

Parnell Pharmaceutical Inc.; American Power Conversion (formerly traded NASDAQ: APCC); BioAmber Inc. (NYSE: BIOA); The Oneida Group (fka EveryWare Global)

Qualifications: Ms. Richstone provides, among other qualifications, her extensive business and financial experience as Chief Financial Officer of public and private companies ranging in size up to $4 billion in revenue over a 24-year period and her public company board experience, which includes being awarded the first annual Distinguished Director Award from the American College of Corporate Directors.

Ms. Richstone has served as the Chief Financial Officer of several public and private companies between 1989 and 2012, including Rohr Aerospace, a Fortune 500 company. From 2002 to 2004, Ms. Richstone was the President and Chief Executive Officer of the Entrepreneurial Resources Group. From 2004 until its sale in 2007, Ms. Richstone served as the financial expert on the board of directors of American Power Conversion, an S&P 500 company. Ms. Richstone currently sits on the board of the National Association of Corporate Directors (NACD) in New England, as well as other non-profit organizations. In January 2018, Ms. Richstone was named as an NACD Board Leadership Fellow, signifying that she has demonstrated her commitment to the highest level of leadership in the boardroom.

2019 Proxy Statement  |  11

Proposal No. 1  •  Information about Director Nominees

FRANCISCO S. URANGA

Corporate Vice President and Chief Business Operations Officer for Latin America, Foxconn Electronics, Inc.

Independent

Director since: 2007

Age: 55

Board Committees:

Compensation and Benefits and Nominating and Corporate Governance

Education:

Mr. Uranga earned a B.B.A. in Marketing from the University of Texas at El Paso and a Diploma in English as a Second Language from Brigham Young University.

Current Directorships:

Corporación Inmobiliaria Vesta; Tenet Hospitals, the Hospitals of Providence Transmountain Campus

Former Directorships:

None

Qualifications: Given the Company’s significant operations in Mexico, Mr. Uranga’s expertise in developing and managing operations in that country is a valuable contribution to the Board.

Mr. Uranga is Corporate Vice President and Chief Business Operations Officer for Latin America at Taiwan-based Foxconn Electronics, Inc., the largest electronic manufacturing services company in the world, a position he has held since 2005. In this position, Mr. Uranga is responsible in Latin America for government relations, regulatory affairs, incentives, tax and duties, legal, customs, immigration and land and construction issues. From 1998 to 2004, he served as Secretary of Industrial Development for the state government of Chihuahua, Mexico. Previously, Mr. Uranga was Deputy Chief of Staff and then Chief of Staff for Mexican Commerce and Trade Secretary Herminio Blanco, where he actively participated in implementing the North American Free Trade Agreement and in negotiating key agreements for the Mexican government as part of the country’s trade liberalization. Earlier, Mr. Uranga was Sales and Marketing Manager for American Industries International Corporation.

Vote Required

Each director nominee must receive the affirmative vote of a plurality of the votes cast to be elected, meaning that the eight persons receiving the largest number of “yes” votes will be elected as directors. You may vote in favor of any or all of the nominees or you may withhold your vote as to any or all of the nominees. The nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting will be elected as directors. Proxies may not be voted for more than the eight directors and stockholders may not cumulate votes in the election of directors. In an uncontested election, our Corporate Governance Guidelines provide that any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee and the Board must then decide whether or not to accept the tendered resignation, culminating with a public disclosure explaining the Board’s decision and decision-making process.

Recommendation of the Board

We believe each of our eight director nominees has the professional and leadership experience, industry knowledge, commitment, diversity of skills and ability to work in a collaborative manner necessary to execute our strategic plans. We believe the election of the Company’s eight nominees named in Proposal No. 1 and on the proxy card best positions the Company to deliver value to and represent the interests of all Company stockholders.

The Board unanimously recommends a vote “FOR” its eight nominees for election as Director. Proxies solicited by the Board will be voted “FOR” Superior’s eight nominees unless stockholders specify a contrary vote.

12  |  Superior Industries International, Inc.

Board Structure and Committee Composition  •  Board Structure and Leadership

BOARD STRUCTURE AND COMMITTEE COMPOSITION

Board Structure and Leadership

The Board is currently led by Timothy C. McQuay, our interim Executive Chairman of the Board. At the present time, the roles of Chairman and principal executive officer are combined. The Board believes that this combined role is in the best interest of the Company’s stockholders considering Mr. McQuay’s tenure as a director since 2011, his familiarity with the Company’s key businesses and the temporary nature of the combined role until a permanent Chief Executive Officer is identified. However, once the Company completes its search for a new Chief Executive Officer, the Board expects to again separate the roles of Chairman and principal executive officer. The Board believes separating the roles of Chairman and Chief Executive Officer allows our Chief Executive Officer to focus on developing and implementing the Company’s strategic business plans and managing the Company’s day-to-day business operations and allows our Chairman to lead the Board in its oversight and advisory roles. As a result of the many responsibilities of the Board and the significant amount of time and effort required by each of the Chairman and Chief Executive Officer to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and enhances the Company’s prospects for success.

Superior’s Corporate Governance Guidelines provide the Board with flexibility to select the appropriate leadership structure depending on then-current circumstances. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of Superior’s stockholders. Given the temporary nature of the Executive Chairman role, the Board has not appointed a Lead Director. However, if the Board determines to combine the roles of Chairman and Chief Executive Officer on a more permanent basis, pursuant to the terms of Superior’s Corporate Governance Guidelines, one of the independent directors will be named as the “Lead Director.”

Director Independence

On an annual basis, the Board, with the assistance of the Nominating and Corporate Governance Committee, makes a determination as to the independence of each director considering the current standards for “independence” established by the New York Stock Exchange (the “NYSE”), additional criteria set forth in Superior’s Corporate Governance Guidelines and consideration of any other material relationship a director may have with Superior as disclosed in annual director and officer questionnaires. Our Corporate Governance Guidelines provide that a majority of the Board and all members of the Audit, Compensation and Benefits and Nominating and Corporate Governance Committees of the Board will be independent.

On February 28, 2019, the Board has determined that all of its current directors are independent under these standards, except for Timothy C. McQuay, our interim Executive Chairman of the Board. All members of each of Superior’s Audit, Compensation and Benefits and Nominating and Corporate Governance Committees are independent directors. In addition, upon recommendation of the Nominating and Corporate Governance Committee, the Board has determined that the members of the Audit Committee and Compensation and Benefits Committee meet the additional independence criteria required for audit committee and compensation committee membership under the applicable NYSE listing standards.

2019 Proxy Statement  |  13

Board Structure and Committee Composition  •  Board Composition

Board Composition

The following matrix provides information regarding the members of our Board, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors which our Board believes are relevant to our business or industry. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular type of knowledge, skill, experience, or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among members of the Board.

M. Bruynesteyn	55	4		●		●	●		●	●			●		●		●	●		●
R. Giromini	66	1		●		●	●	●	●	●	●	●			●	●	●		●	●
P. Humphries	64	5		●	●			●		●					●	●	●			●
R. Langford	47	2			●		●	●	●	●					●		●	●
J. McElya	71	5	●		●	●	●	●	●	●		●			●	●	●		●	●
T. McQuay	67	7	●	●	●	●	●	●	●	●					●		●	●	●
E. Richstone	67	3		●	●	●	●	●	●				●	●	●		●		●	●
F. Uranga	55	12			●	●		●	●	●				●	●	●	●		●

INDEPENDENCE	TENURE
The board has determined that all director nominees, other than Mr. McQuay (88%), meet the independence standards set by the NYSE.	The average tenure of the director nominees is approximately five years, which reflects a balance of experience and new perspectives.

14  |  Superior Industries International, Inc.

Board Structure and Committee Composition  •  Meetings and Attendance

Meetings and Attendance

During 2018, the Board held nine meetings. During this period, all of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Committees of the Board on which each such director served, during the period for which each such director served. All of Superior’s directors attended last year’s annual meeting of stockholders on May 7, 2018, with the exception of Mr. Giromini, who was not appointed to the Board until August 27, 2018. Superior’s directors are not required, but are invited, to attend the annual meeting of stockholders.

The Board and its Committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2018. Additionally, the independent directors met in executive session regularly without the presence of management. Mr. McQuay, in his capacity as Chairman of the Board, presided over executive sessions of the independent directors in 2018.

Director Selection

Our Nominating and Corporate Governance Committee seeks to build and maintain an effective, well-rounded, financially literate and diverse Board that represents all of our stockholders.

Process for Identification and Review of Director Candidates to Join the Board

Identifying and recommending individuals for nomination, election or re-election to our Board is a principal responsibility of our Nominating and Corporate Governance Committee. This Committee carries out this function through an ongoing, year-round process, which includes the annual Board and Committee evaluation process. Each director and director candidate is evaluated by the Nominating and Corporate Governance Committee based on his or her individual merits, taking into account Superior’s needs and the composition of our Board.

To assist in its evaluation of directors and director candidates, the Nominating and Corporate Governance Committee looks for certain experiences, qualifications, attributes and skills that would be beneficial to have represented on the Board and on our committees at any particular point in time. Nominees for the Board should be committed to enhancing long-term stockholder value and must possess relevant experience and skills, good business judgment and personal and professional integrity. Among the experiences, qualifications, attributes and skills considered by the Nominating and Corporate Governance Committee are senior executive experience, automotive industry experience, financial experience, public company board experience, operational management, international business, capital markets and/or banking experience, legal and regulatory compliance and diversity. The Nominating and Corporate Governance Committee seeks diversity of business experience, viewpoints and personal background, and diversity of skills in finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board.

In recommending candidates for election to the Board, the Nominating and Corporate Governance Committee considers nominees recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. The Nominating and Corporate Governance Committee reviews each candidate’s

2019 Proxy Statement  |  15

Board Structure and Committee Composition  •  Director Selection

qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board. The Nominating and Corporate Governance Committee

may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Stockholder Nominations

Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director at a meeting by providing written notice of such stockholder’s intent to make such nomination or nominations to the Corporate Secretary of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting. With respect to an election to be held at a special meeting of stockholders for the election of directors, stockholder nominations must be made not later than the close of business on the later of the 90th day prior to such special meeting nor earlier than the close of business on the 120th day prior to such special meeting, or no later than the close of business on the 10th day following the date a public announcement has been made of the date of the special meeting and of the nominees proposed by the Board to be elected or reelected at such meeting. When submitting candidates for nomination to be elected at Superior’s annual meeting of stockholders, the stockholder must follow the notice procedures and provide the information required by the Bylaws. The notice must be submitted in writing to the following address: Superior Industries International, Inc., Attn: Corporate Secretary, 26600 Telegraph Rd., Southfield, MI 48033. The recommendation must include the same information as is specified in the Bylaws for stockholder nominees to be considered at an annual meeting, including but not limited to the following:

•	the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

•	a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•	such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board, including the nominee’s age, business address and residence address, the principal occupation or employment of the nominees, business experience for the past five years and any directorships held by the nominee, including directorships held during the past five years, Company share ownership of the nominee and whether and the extent to which any hedging or other transaction or series of transactions have been entered into by or on behalf of the nominee with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee; and

•	the consent of each nominee to serve as a director of the Company if so elected.

The chairperson of the meeting may refuse to acknowledge the nomination of any person not made in compliance with these procedures, and the nomination shall be void.

Proxy Access Bylaw

In October 2016, we adopted a proxy access provision in our Bylaws. It allows a stockholder, or group of no more than 20 eligible stockholders, that has maintained continuous ownership of 3% or more of our common stock for at least three years to include in our proxy materials for an annual meeting of stockholders a number of director nominees for up to 20% of the directors then in office as of the last day on which a notice of proxy access nomination may be delivered to the Company (if such an amount is not a

16  |  Superior Industries International, Inc.

Board Structure and Committee Composition  •  Stockholder Nominations

whole number, then the closest whole number below 20%). An eligible stockholder must maintain the 3% ownership requirement at least until the annual meeting at which the proponent’s nominee will be considered. Proxy access nominees who withdraw, become ineligible or unavailable or who do not receive at least a 25% vote in favor of election will be ineligible as a nominee for the following two years. However, if any stockholder notifies us of its intent to nominate one or more director nominees under the advance notice provision in our Bylaws, we are not required to include any such nominee in our proxy statement for the annual meeting.

The proponent is required to provide the information about itself and the proposed nominee(s) that is specified in the proxy access provision of our Bylaws. The required information must be in writing and provided to the Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary of the date that the Company first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders. We are not required to include any proxy access nominee in our proxy statement if the nomination does not comply with the proxy access requirements of our Bylaws.

Any stockholder considering utilizing proxy access should refer to the specific requirements set forth in our Bylaws.

2019 Proxy Statement  |  17

Board Structure and Committee Composition  •  Committees of the Board

Committees of the Board

Superior has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation and Benefits Committee. Each of these Committees has a written charter approved by the Board. A copy of each charter can be found by clicking on “Corporate Governance” in the “Investor Relations” section of our website at www.supind.com. This website address is included for reference only. The information contained on the Company’s website is not incorporated by reference into this Proxy Statement.

AUDIT COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Members: Ellen B. Richstone, Chairperson Michael R. Bruynesteyn Richard J. Giromini Paul J. Humphries Meetings in 2018: 8	Members: Michael R. Bruynesteyn, Chairperson James S. McElya Ellen B. Richstone Francisco S. Uranga Meetings in 2018: 7

Independence:

The Board has determined that each member of the Audit Committee is “independent” under the NYSE listing standards and satisfies the other requirements under the NYSE listing standards and SEC rules regarding audit committee membership, that each of Ms. Richstone and Messrs. Bruynesteyn and Giromini qualifies as an “audit committee financial expert” and that each member of the Audit Committee satisfies the “financial literacy” requirements of the NYSE listing standards.

Key Responsibilities:

The Audit Committee is responsible for reviewing the financial information that will be provided to stockholders and others, reviewing the system of internal controls which management and the Board have established, appointing, retaining and overseeing the performance of the independent registered public accounting firm, overseeing Superior’s accounting and financial reporting processes and the audits of Superior’s financial statements, and pre-approving audit and permissible non-audit services provided by the independent registered public accounting firm.

The report of the Audit Committee is on page 58 of this Proxy Statement.

Independence:

Each member of this Committee is an independent director under applicable NYSE listing standards.

Key Responsibilities:

The Nominating and Corporate Governance Committee is responsible for overseeing, reviewing and making periodic recommendations concerning Superior’s corporate governance policies, for recommending to the Board candidates for election to the Board and to Committees of the Board, and overseeing the Board’s annual self-evaluation.

18  |  Superior Industries International, Inc.

Board Structure and Committee Composition  •  Committees of the Board

COMPENSATION AND BENEFITS COMMITTEE

responsibilities and duties by, among other things, directing a review of our compensation practices and policies generally, including conducting an evaluation of the design of our executive compensation program, in light of our risk management policies and programs. Additional information regarding the Compensation and Benefits Committee’s risk management review appears in the “Compensation Philosophy and Objectives” portion of the “Compensation Discussion and Analysis” section of this Proxy Statement.

On an annual basis, the Compensation and Benefits Committee reviews and makes recommendations to the Board regarding the compensation of non-employee directors, non-employee chairpersons, lead directors and Board committee members. In 2018, the Compensation and Benefits Committee engaged Willis Towers Watson to compile compensation surveys for review by the Compensation and Benefits Committee and to compare compensation paid to Superior’s directors with compensation paid to directors at companies included in the surveys.

The Compensation and Benefits Committee reviews the Company’s CEO pay ratio disclosure, CEO succession planning and management development.

For additional description of the Compensation and Benefits Committee’s processes and procedures for consideration and determination of executive officer compensation, see the “Compensation Discussion and Analysis” section of this Proxy Statement. The report of the Compensation and Benefits Committee is on page 47 of this Proxy Statement.

Members: James S. McElya, Chairperson Paul J. Humphries Ransom A. Langford Francisco S. Uranga Meetings in 2018: 5

Independence:

The Board has determined that each member of the Compensation and Benefits Committee is “independent” under the NYSE listing standards and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to as the Internal Revenue Code, and is a “non-employee director” within the meaning of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Key Responsibilities:

The Compensation and Benefits Committee’s responsibility is to review the performance and development of Superior’s management in achieving corporate goals and objectives and to assure that Superior’s executive officers are compensated effectively in a manner consistent with Superior’s strategy, competitive practice, sound corporate governance principles and stockholder interests. The Compensation and Benefits Committee reviews and recommends to the Board the compensation of our Chief Executive Officer and reports annually to the Board on the Chief Executive Officer succession plan. It also reviews and approves Superior’s compensation to other officers and key employees based upon compensation and benefit proposals presented to the Compensation and Benefits Committee by the Chief Executive Officer and our Human Resources Department.

The Compensation and Benefits Committee’s responsibilities and duties include an annual review and approval of Superior’s compensation strategy to ensure that it promotes stockholder interests and supports Superior’s strategic and tactical objectives, and that it provides appropriate rewards and incentives for management and employees, including administration of the Company’s 2018 Equity Plan (as hereinafter defined) and review of compensation-related risk management. For 2018, the Compensation and Benefits Committee performed these oversight

2019 Proxy Statement  |  19

Corporate Governance Principles and Board Matters  •  Corporate Governance Principles

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Superior is committed to implementing and maintaining sound corporate governance principles. Key information regarding Superior’s corporate governance initiatives can be found on our website, including Superior’s Corporate Governance Guidelines, Superior’s Code of Conduct and the charter for each Committee of the Board. The corporate governance pages can be found by clicking on “Corporate Governance” in the “Investor Relations” section of our website at www.supind.com. This website address is included for reference only. The information contained on the Company’s website is not incorporated by reference into this Proxy Statement.

Corporate Governance Principles

Superior is committed to excellence in corporate governance and maintains clear policies and practices that promote good corporate governance, including:

•	Requirement that at least a majority of the Board be independent (with 7 out of 8 current directors being independent).

•	“Plurality-plus vote” policy in uncontested elections of directors with a director resignation policy.

•	Availability of proxy access (adopted in October 2016).

•	Annual election of directors (no classified board).

•	All members of the Audit Committee, the Compensation and Benefits Committee and the Nominating and Corporate Governance Committee are independent.

•	Limit on the number of additional public directorships to three for non-management directors and one for management directors.

•	The independent members of the Board meet regularly without the presence of management.

•	Superior has stock ownership and retention requirements for its non-employee directors and executive officers.

•	The charters of the Committees of the Board clearly establish the Committees’ respective roles and responsibilities, including the authority to hire outside advisors independently of management.
•	Superior maintains clear and robust corporate governance guidelines that are reviewed annually by the Board.

•	Superior has a clear code of conduct that is monitored by Superior’s management and is annually affirmed by its employees and directors.

•	Superior has an ethics line available to all employees, and Superior’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls or auditing matters.

•	Superior’s internal audit control function maintains critical oversight over the key areas of its business and financial processes and controls, and reports directly to Superior’s Audit Committee. The full Board and Committees share responsibility for risk oversight. See “— The Role of the Board in Risk Oversight.”

•	Superior has anti-hedging and anti-pledging policies in place for officers and directors.

•	Superior’s stockholders have the right to call special meetings.

•	Superior does not have a poison pill in place.

•	Superior has not provided any waivers of its Code of Conduct for any director or executive officer.

•	The Board and each Committee conduct annual self-assessments.

20  |  Superior Industries International, Inc.

Corporate Governance Principles and Board Matters  •  Annual Board and Committee Self-Assessments

Annual Board and Committee Self-Assessments

Each year, the directors undertake a self-assessment of the Board and each Committee on which they serve that elicits feedback on the performance and effectiveness of the Board and its Committees. As part of this self-assessment, the directors are asked to consider the Board’s role, relations with management, composition and meetings. Each Committee is asked to consider its role and the responsibilities articulated in the Committee charter, the composition of the Committee and the Committee meetings. Each Committee and the full Board reviews such self-assessments and considers areas that can benefit from change. These opportunities, as well as proposed action plans, are shared with the full Board and, if supported, the plan is implemented and re-assessed at the time of the next annual self-assessment.

Succession Planning

Our Board, in coordination with the Compensation and Benefits Committee, oversees and is actively engaged in Chief Executive Officer and senior management succession planning, which is reviewed at least annually. As part of its succession planning process, the Board reviews the senior management team’s experience, skills, competence and potential, in order to assess which executives have the ability to develop the attributes that the Board believes are necessary to lead and achieve the Company’s goals. Directors personally assess candidates by engaging with potential successors at Board and Committee meetings, as well as less formal settings.

Following Mr. Stebbins’ retirement in December 2018, the Board appointed Timothy C. McQuay to serve as interim Executive Chairman of the Board. The Board believes that Mr. McQuay, who has served on the Board since November 2011, is well-positioned to lead the Company while the Board actively searches for a new Chief Executive Officer. The Board has formed an interim CEO Succession Planning Committee (the “Special Committee”), comprised of Messrs. McQuay, McElya and Giromini, to address short-term and emergency succession planning. The Board is overseeing the search process and is working to find the individual with the right experience, vision and track record to serve as the next Chief Executive Officer. The Special Committee will remain in place until the next Chief Executive Officer is in place and an emergency succession plan has been developed, at which point the responsibility over succession planning will return to the Compensation and Benefits Committee.

The Role of the Board in Risk Oversight

Superior’s management is responsible for day-to-day risk management activities. The Board, acting directly and through its Committees, is responsible for the oversight of Superior’s risk management. Superior and the Board approach risk management by integrating and communicating strategic planning, operational decision-making and risk oversight. The Board commits extensive time and effort every year to discussing and agreeing upon Superior’s strategic plan, and it reconsiders key elements of the strategic plan as significant events and opportunities arise during the year. As part of the review of the strategic plan, as well as in evaluating events and opportunities that occur during the year, the Board and management focus on the primary success factors and risks for Superior. With such oversight of the Board, Superior has implemented practices and programs designed to help manage the risks to which

Superior is exposed in its business and to align risk-taking appropriately with its efforts to increase stockholder value. Superior’s internal audit department provides both management and the Audit Committee, which oversees our financial and risk management policies, with ongoing assessments of Superior’s risk management processes and system of internal control and the specific risks facing Superior.

While the Board has primary responsibility for oversight of the Company’s risk management, the Board’s standing Committees support the Board by regularly addressing various risks in their respective areas of oversight. Specifically, the Audit Committee identifies and requires reporting on areas perceived as potential risks to Superior’s business (including privacy and data security). As provided in its Committee charter, the Audit Committee reports

2019 Proxy Statement  |  21

Corporate Governance Principles and Board Matters  •  The Role of the Board in Risk Oversight

regularly to the Board. As part of the overall risk oversight framework, other Committees of the Board also oversee certain categories of risk associated with their respective areas of responsibility. For example, the Compensation and Benefits Committee oversees compensation-related risk management, as discussed further under “Compensation and Benefits Committee” and in the “Compensation Philosophy and Objectives” portion of the “Compensation Discussion and Analysis” section of this proxy.

Each Committee reports regularly to the full Board on its activities. In addition, the Board participates in regular discussions among the Board and with Superior’s senior management of many core subjects, including strategy, operations (such as information technology and cybersecurity), finance and legal and public policy matters, in which risk oversight is an inherent element. The Board believes that the leadership structure described above under “Board Leadership Structure” facilitates the Board’s oversight of risk management because it allows the Board, working through its Committees, including the independent Audit Committee, to participate actively in the oversight of management’s actions.

Stockholder Communications with the Board

Stockholders and third parties may communicate with Superior’s Board, or any individual member or members of the Board, through Superior’s Corporate Secretary at Superior Industries International, Inc., 26600 Telegraph Rd., Southfield, MI 48033, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication delivered to Superior for forwarding to the Board or specified director or directors will be forwarded in accordance with the stockholder’s instructions. However, the Company reserves the right not to forward to directors any abusive, threatening or otherwise inappropriate materials.

Corporate Governance Guidelines

The Board believes in sound corporate governance practices and has adopted formal Corporate Governance Guidelines to enhance its effectiveness. Our Board has adopted these Corporate Governance Guidelines in order to ensure that it has the necessary authority and practices in place to fulfill its role of management oversight and monitoring for the benefit of our stockholders. The Corporate Governance Guidelines set forth the practices our Board will follow with respect to, among other areas, director qualification and independence, Board and

Committee meetings, involvement of and access to management, and Chief Executive Officer performance evaluation and succession planning. The Corporate Governance Guidelines can be found by clicking on “Corporate Governance” in the “Investor Relations” section of our website at www.supind.com. This website address is included for reference only. The information contained on the Company’s website is not incorporated by reference into this Proxy Statement.

Code of Conduct

Our Code of Conduct is included on our website, www.supind.com, under “Corporate Governance” in the “Investor Relations” tab, which, among others, applies to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. This website address is included for reference only. The information contained on the Company’s website is not incorporated by reference into this Proxy Statement. Upon request to Superior Industries International, Inc., Investor Relations, 26600 Telegraph Rd., Southfield, MI 48033, copies of our Code of Conduct are available, without charge.

22  |  Superior Industries International, Inc.

Compensation of Directors  •  General

COMPENSATION OF DIRECTORS

General

Superior uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. Superior does not provide any perquisites to its non-employee Board members. In setting the compensation of non-employee directors, Superior considers the significant amount of time that the Board members expend in fulfilling their duties to Superior as well as the experience level required to serve on the Board. The Board, through its Compensation and Benefits Committee, annually reviews the compensation arrangements and compensation policies for non-employee directors, non-employee chairpersons, lead directors and Board Committee members. The

Compensation and Benefits Committee recently reviewed in April 2018 market data compiled by Willis Towers Watson to assist in assessing total non-employee director compensation. Pursuant to our Corporate Governance Guidelines, in recommending director compensation, our Compensation and Benefits Committee is guided by three goals: (i) compensation should fairly pay directors for work required in a company of Superior’s size and scope; (ii) compensation should align directors’ interests with the long-term interests of Superior’s stockholders and (iii) the structure of the compensation should be clearly disclosed to Superior’s stockholders.

2018 Cash Compensation

Our non-employee director cash compensation program during 2018 consisted of the following:

•	Annual retainer of $60,000 for each non-employee director except for the Chairperson of the Board, who receives a total $150,000 retainer in lieu of any other Lead Director, Committee membership or Committee chair fees;

•	Additional annual retainer fee of $12,000 for serving on the Audit Committee and $15,000 as chair of the Audit Committee;

•	Additional annual retainer fee of $8,000 for serving on the Compensation and Benefits Committee and $10,000 as chair of the Compensation and Benefits Committee; and

•	Additional annual retainer fee of $6,000 for serving on the Nominating and Corporate Governance Committee and $7,500 as chair of the Nominating and Corporate Governance Committee.

2018 Equity Compensation

Under the Superior Industries International, Inc. 2018 Equity Incentive Plan (the “2018 Equity Plan”), members of the Board who were not also Superior employees were granted 6,873 RSUs on April 19, 2018 (other than Mr. Hockema, who retired from the Board as of the date of our 2018 annual meeting of stockholders, and Mr. Giromini, who began serving on the Board on August 27, 2018 and did not receive an RSU award at that time). All RSUs granted in 2018 vest in full on the first anniversary of the applicable grant date.

Non-employee directors typically do not receive additional forms of remuneration, including perquisites or benefits, but are reimbursed for their expenses in attending meetings. There are no cash fees payable for attendance at Board or Committee meetings.

2019 Proxy Statement  |  23

Compensation of Directors  •  2018 Total Compensation

2018 Total Compensation

The following table provides information as to compensation for services of the non-employee directors during 2018.

Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	Total ($)
Michael R. Bruynesteyn	$78,000	$100,002	—	$178,002
Richard J. Giromini(4)	$22,806	—	—	$22,806
Jack A. Hockema(5)	$33,125	—	—	$33,125
Paul J. Humphries	$80,000	$100,002	—	$180,002
Ransom A. Langford(6)	—	—	—	—
James S. McElya	$76,000	$100,002	—	$176,002
Timothy C. McQuay(7)	—	—	—	—
Ellen B. Richstone	$81,000	$100,002	—	$181,002
Francisco S. Uranga	$74,000	$100,002	—	$174,002
(1)

For a description of the annual non-employee director retainer fees and retainer fees for chair positions and for service as Chairperson of the Board, see the disclosure above under “2018 Cash Compensation.”

(2)

Reflects the aggregate grant date fair value of RSUs granted to each non-employee director computed in accordance with FASB ASC 718 and based on the fair market value of Superior’s common stock on the date of grant (other than Mr. McQuay’s RSU grant, which is reported in the Summary Compensation Table). As of the last day in fiscal year 2018, our directors held the following number of unvested RSUs: Ms. Richstone and Messrs. Bruynesteyn, Humphries, McElya, McQuay and Uranga – 6,873 RSUs. Messrs. Giromini and Hockema held no unvested RSUs as of the end of fiscal year 2018.

(3)

This value is the annualized change in the actuarial present value of non-employee director benefits under the Salary Continuation Plan, which is a frozen plan covering certain directors. The discount rate used in the present value calculation was 4.36% in 2018. Subject to certain vesting requirements, the plan provides for a benefit based on final average compensation, which becomes payable on the employee’s death or upon attaining age 65, if retired. The Company purchases life insurance policies on certain participants to provide in part for future liabilities. The plan was closed to new participants effective February 3, 2011, and Mr. Uranga is the only current director participating in the plan. For 2018, the negative change in actuarial present value of Mr. Uranga’s benefits under the Salary Continuation Plan was $(13,132).

(4)	Mr. Giromini began serving on the Board on August 27, 2018 and did not receive an RSU grant in respect of 2018.
(5)	Mr. Hockema retired from the Board on May 7, 2018.
(6)	Mr. Langford does not receive any compensation from the Company for his service on the Board or any committees of the Board.
(7)

Mr. McQuay served as a non-employee director and as non-executive Chairman of the Board until he assumed the duties of principal executive officer of the Company on December 12, 2018, in the role of interim Executive Chairman of the Board. The cash fees paid to Mr. McQuay through December 12, 2018 for his service as a non-employee director prior to December 12, 2018, and Mr. McQuay’s 2018 RSU award, are reported solely in the Summary Compensation Table, as is the compensation that Mr. McQuay received for his service as interim Executive Chairman of the Board on and after December 12, 2018.

Non-Employee Director Stock Ownership

The Board has adopted a stock ownership policy for members of the Board. The policy requires each non-employee director to own shares of Superior’s common stock having a value equal to at least three times the non-employee director’s regular annual cash retainer, with a three-year period to attain that ownership level. All of our non-employee directors are in compliance with this stock ownership policy. As of the most recent measurement date (January 2, 2019), Messrs. Humphries, McElya, McQuay and Uranga

have met the required ownership level in accordance with the terms of this stock ownership policy. Mr. Langford, who does not receive compensation from Superior for his service on the Board, is not subject to the stock ownership policy. As noted in the Voting Securities and Principal Ownership table below, Mr. Langford, a Partner in TPG, disclaims beneficial ownership of the shares of Series A Preferred Stock reported as beneficially owned by TPG Group Holdings (SBS) Advisors, Inc. Superior

24  |  Superior Industries International, Inc.

Proposal No. 2  •  Executive Compensation Program Best Practices

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (a “Say-on-Pay” proposal). At Superior’s 2018 annual meeting of stockholders, approximately 94% of the votes cast on the Say-on-Pay proposal were voted in favor of the compensation of Superior’s named executive officers (“NEOs”). Our executive compensation program follows several best practices that are discussed beginning on page 36 in the “Compensation Discussion and Analysis,” some of which are summarized as follows:

Executive Compensation Program Best Practices

✓

Stock Guidelines: Maintained stock ownership guidelines for executives and directors, which includes a mandatory holding requirement on 100% of net shares acquired upon vesting or exercise until the required ownership level is attained.

✓

Significant Performance-Based Pay: Performance-based compensation comprised, on average, 50% of the target total direct compensation of our NEOs (other than our interim Executive Chairman of the Board and former CEO) for fiscal year 2018, in accordance with our pay-for-performance philosophy.

✓

Alignment of Executive Pay with the Stockholder Experience: Our overall compensation design has a significant portion of executive pay in the form of equity, a large part of which is performance-related, so that our executives’ realized pay parallels the stockholder experience.

✓	Multiple Performance Measures: We use multiple performance measures that include short and long-term objectives to evaluate executive performance.

✓	No Repricing: Our outstanding stock options cannot be repriced, reset or exchanged for cash without stockholder approval.

✓	Anti-Pledging: Superior’s insider trading policy expressly prohibits Section 16 officers and designated insiders from pledging Superior securities in margin accounts or as collateral for a loan.

✓	Double Trigger: We require a double trigger (change in control plus termination of employment) for accelerated vesting of equity upon a change in control.

✓	Clawback: The Company has a formal clawback policy that applies to all incentive-based cash and equity compensation awards granted on or after the effective date to any current or former executive officer of the Company.

✓	No Gross-Ups: We do not provide excise tax gross-up payments to our executives.

✓

Anti-Hedging Policy: Superior’s insider trading policy expressly prohibits Section 16 officers and designated insiders from engaging in hedging activities involving Superior common stock, such as collars, forward sales, equity swaps or other similar arrangements.

✓	Limited Employment Agreements: None of the NEOs, other than our interim Executive Chairman of the Board and our former CEO, is party to an employment agreement.

✓	Performance-Based Metrics: Our incentive plans are performance-based and have appropriate caps on payouts.

✓	No “Liberal” Change in Control Definition: Our equity plan and change in control plan require the consummation of a change in control transaction to trigger any change in control benefits thereunder.

✓

Compensation Programs Designed to Reduce Risk: We have designed our compensation programs so that they do not encourage unreasonable risk taking. We monitor this by performing an annual compensation risk assessment.

✓	Regular Engagement with Stockholders: We regularly engage with our stockholders to strengthen our understanding of stockholder concerns, especially as it relates to executive compensation matters.

2019 Proxy Statement  |  25

Proposal No. 2  •  Executive Compensation Program Best Practices

The Compensation and Benefits Committee will continue to consider the results of future Say-on-Pay votes when making future compensation decisions for Superior’s named executive officers.

As shown above, the core of Superior’s executive compensation philosophy and practice continues to be an emphasis on pay for performance, with approximately 2/3 of annual equity grants being subject to attainment of performance goals. Superior’s executive officers are compensated in a manner consistent with Superior’s strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our stockholders. We urge you to read the “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion set forth on pages 33 to 57 of this Proxy Statement for additional details on Superior’s executive compensation program.

We are asking stockholders to vote on the following resolution:

RESOLVED, that the stockholders approve the compensation of Superior’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the “Compensation Discussion and Analysis,” the compensation tables and narrative discussion.

Vote Required

Approval of this proposal requires (i) a majority of the shares represented and voting at the Annual Meeting at which a quorum is present and (ii) that shares voting affirmatively also constitute at least a majority of the required quorum. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of the Board of Directors

The Board unanimously recommends a vote “FOR” the approval of the non-binding advisory resolution to approve executive compensation.

26  |  Superior Industries International, Inc.

Proposal No. 3  •  General

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Superior is asking the stockholders to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as Superior’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Neither the Company’s Articles of Incorporation nor the Bylaws require that stockholders ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. However, we are requesting ratification because we believe it is a matter of good corporate practice. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Superior’s and its stockholders’ best interests.

Deloitte has audited Superior’s consolidated financial statements annually since 2009. Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to Superior by its independent registered public accounting firm, Deloitte & Touche LLP for professional services rendered for the years ended December 31, 2018 and December 31, 2017:

Fee Category (in Thousands)	Fiscal 2018 Fees	Fiscal 2017 Fees
Audit Fees	$2,775	$1,810
Audit-Related Fees	—	520
Tax Compliance/Preparation Fees	790	423
All Other Fees	—	67
Total Fees	$3,565	$2,820

Audit Fees. Consist of fees billed for professional services rendered for the integrated audit of Superior’s consolidated financial statements and of its internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports and for the statutory audits for certain subsidiaries.

Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Superior’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with transactions, merger and acquisition due diligence, attest services that are not required to support the integrated audit of Superior’s consolidated financial statements and its internal controls over financial reporting and consultations concerning financial accounting and reporting standards.

Tax Compliance/Preparation Fees. Consist of fees billed for professional services for tax compliance and preparation as well as tax advice and tax planning. The services comprising tax compliance and preparation include the preparation of original and amended tax returns and refund claims and tax payment planning.

2019 Proxy Statement  |  27

Proposal No. 3  •  Principal Accountant Fees and Services

All Other Fees. Consist of fees for professional services other than the services reported above.

The Audit Committee determined that all non-audit services provided by Deloitte were compatible with maintaining such firm’s audit independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

Approval of this proposal requires (i) a majority of the shares represented and voting at the Annual Meeting at which a quorum is present and (ii) that shares voting affirmatively also constitute at least a majority of the required quorum.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of Deloitte to serve as Superior’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Proxies solicited by the Board will be voted for the proposal unless stockholders specify a contrary vote.

28  |  Superior Industries International, Inc.

Voting Securities and Principal Ownership  •  Beneficial Ownership Table

VOTING SECURITIES AND PRINCIPAL OWNERSHIP

The following table sets forth certain information with respect to beneficial ownership of Superior common stock as of February 27, 2019 for (i) the named executive officers (ii) each director and director nominee, (iii) all directors and executive officers as a group and (iv) all persons known to Superior to beneficially own 5% or more of Superior common stock.

Name and Address(1) of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Common Stock(1)(2)	Percentage of Total Voting Power(1)(2)
5% Beneficial Stockholders:
TPG Group Holdings (SBS) Advisors, Inc.(3)	5,326,326	17.6%	17.6%
BlackRock, Inc.(4)	3,449,602	13.8%	11.4%
Dimensional Fund Advisors LP(5)	2,106,156	8.4%	6.9%
GAMCO Asset Management, Inc.(6)	1,950,101	7.8%	6.4%
Steven J. Borick(7)(8)	1,538,101	6.1%	5.1%
The Louis L. Borick Foundation(7)	1,500,100	6.0%	4.9%
Directors and Named Executive Officers:
Timothy C. McQuay(9)	35,048	*	*
Matti M. Masanovich(9)	65,011	*	*
Parveen Kakar(9)(10)	60,310	*	*
Robert Tykal(9)	41,141	*	*
James F. Sistek(11)	25,430	*	*
Donald J. Stebbins(12)	184,838	*	*
Nadeem Moiz(13)	13,260	*	*
Michael R. Bruynesteyn(9)	19,078	*	*
Richard J. Giromini	2,500	*	*
Paul Humphries(9)	18,047	*	*
Ransom A. Langford(14)	—	*	*
James S. McElya(9)	76,630	*	*
Ellen B. Richstone(9)	21,132	*	*
Francisco S. Uranga(9)(10)	38,047	*	*
Superior’s Directors and Executive Officers as a Group (16 persons)(9)(10)	453,470	1.8%	1.5%

*	Less than 1%.
(1)

All persons have the Company’s principal office as their address, except as otherwise indicated. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed have sole voting and investment power with respect to all shares of Superior’s common stock beneficially owned by them.

(2)

The percentage ownership of common stock is based on 25,019,237 shares of common stock outstanding as of February 27, 2019. The percentage of total voting power is based on 30,345,563 total votes represented by 25,019,237 shares of common stock outstanding and 5,326,326 shares of common stock underlying 150,000 shares of Series A Preferred Stock as of February 27, 2019. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. For the purpose of computing the number of shares beneficially owned, percentage ownership of common stock and voting power, derivative securities that are convertible into common stock are deemed to be outstanding and beneficially owned by the person holding such derivative securities, but are not deemed to be outstanding for the purpose of computing beneficial ownership of any other person.

2019 Proxy Statement  |  29

Voting Securities and Principal Ownership  •  Beneficial Ownership Table

(3)

Represents shares of common stock underlying the 150,000 shares of Series A Preferred Stock held by TPG Group Holdings (SBS) Advisors, Inc. (“Group Advisors”), which were convertible into common stock as of February 27, 2019. The information with respect to the holdings of Group Advisors is based solely on Amendment No. 1 to the Schedule 13D filed September 1, 2017 by Group Advisors, David Bonderman and James G. Coulter. Group Advisors is the sole member of TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, which is the general partner of TPG Group Holdings (SBS), L.P., a Delaware limited partnership, which is the sole member of TPG Holdings I-A, LLC, a Delaware limited liability company, which is the general partner of TPG Holdings I, L.P., a Delaware limited partnership, which is the sole member of TPG Growth GenPar III Advisors, LLC, a Delaware limited liability company, which is the general partner of TPG Growth GenPar III, L.P., a Delaware limited partnership, which is the general partner of TPG Growth III Sidewall, L.P., a Delaware limited partnership (“TPG Growth Sidewall”), which directly holds 150,000 shares of Series A Preferred Stock. David Bonderman is the President of Group Advisors and officer, director and/or manager of other affiliated entities. James G. Coulter is the Senior Vice President of Group Advisors and officer, director and/or manager of other affiliated entities. Group Advisors’ address is TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(4)

The information with respect to the holdings of BlackRock, Inc. (“BlackRock”), a registered investment advisor, is based solely on Amendment No. 10 to the Schedule 13G filed January 31, 2019 by BlackRock. By virtue of being the parent holding company of the holders of such shares, BlackRock has sole voting power with respect to 3,385,369 shares and sole dispositive power with respect to all 3,449,602 shares. BlackRock’s address is 55 East 52nd Street, New York, New York 10022.

(5)

The information with respect to the holdings of Dimensional Fund Advisors LP (“Dimensional Fund”), a registered investment advisor, is based solely on Amendment No. 12 to the Schedule 13G filed February 8, 2019 by Dimensional Fund. Dimensional Fund serves as investment advisor to four registered investment companies and as investment manager to certain other commingled group trusts and separate accounts (collectively, the “Funds”), which own all shares. The Funds have sole voting power with respect to 2,022,218 shares owned by the Funds and sole dispositive power with respect to all 2,106,156 shares owned by the Funds. The address for the Dimensional Fund is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(6)

The information with respect to the holdings of GAMCO Asset Management Inc. (“GAMCO”), a registered investment advisor, is based solely on Amendment No. 40 to the Schedule 13D filed June 11, 2018 by Gabelli Funds, LLC (“Gabelli Funds”), GAMCO, Teton Advisors, Inc. (“Teton Advisors”), GGCP, Inc. (“GGCP”), GAMCO Investors, Inc. (“GBL”), Associated Capital Group, Inc. (“AC”) and Mario J. Gabelli (“Mario Gabelli”). Subject to certain restrictions, (i) Gabelli Funds holds 521,000 shares and has sole voting and dispositive power with respect to such shares; (ii) GAMCO holds 954,001 shares and has sole voting power with respect to 889,001 shares and sole dispositive power with respect to 954,001 shares; (iii) Teton Advisors holds 467,100 shares and has sole voting and dispositive power with respect to such shares; and (iv) AC holds 8,000 shares and has sole voting and dispositive power with respect to such shares. None of GGCP, GBL or Mario Gabelli directly hold or have voting or dispositive power over any shares. Each of Gabelli Funds and GAMCO is a wholly-owned subsidiary of GBL. Mario Gabelli is (i) the controlling stockholder, chief executive officer, chief investment officer and a director of GGCP, (ii) chairman and executive officer of GBL, (iii) chief investment officer of Gabelli Funds and (iv) controlling stockholder of Teton. The address for these holders is One Corporate Center, Rye, New York 10580-1435.

(7)

The information with respect to the share ownership of Steven J. Borick and The Louis L. Borick Foundation (the “Foundation”), of which Mr. Borick is the President, is based solely on Amendment No. 12 to the Schedule 13G filed on February 14, 2017. The Foundation and Mr. Borick share voting and dispositive power over the shares; however, Mr. Borick disclaims beneficial ownership of the shares held by the Foundation. The address for Mr. Borick and the Foundation is 2707 Kipling Street, Houston, Texas 77098.

(8)

Also includes 100 shares of common stock and 8,000 shares held by Blake Mills David Trust, of which Mr. Borick is the sole trustee and 40,000 shares held by Liatis Foundation, of which Mr. Borick is the President and member of the board.

(9)

Includes restricted stock units, subject to solely time-based vesting requirements (“RSUs”), in the amount of 6,873 unvested RSUs for Mr. McQuay, 15,011 unvested RSUs for Mr. Masanovich, 14,299 unvested RSUs for Mr. Kakar, 35,128 unvested RSUs for Mr. Tykal and 6,873 unvested RSUs for each of Messrs. Bruynesteyn, Humphries, McElya and Uranga and Ms. Richstone. The total amount of shares beneficially

30  |  Superior Industries International, Inc.

Voting Securities and Principal Ownership  •  Beneficial Ownership Table

owned by the Company’s directors and executive officers as a group includes 137,707 total unvested RSUs. These RSUs are subject to all of the economic risks of stock ownership but may not be voted or sold and are subject to vesting provisions as set forth in the respective grant agreements.
(10)

Includes stock options in the amount of 23,000 for Mr. Kakar and 10,000 for Mr. Uranga that are currently or will become exercisable within 60 days of February 27, 2019. The total amount of shares beneficially owned by the Company’s directors and executive officers as a group includes 33,000 total stock options that are currently or will become exercisable within 60 days of February 27, 2019.

(11)

On January 29, 2019, Mr. Sistek departed from the Company and forfeited all unvested awards as of that date. The information regarding Mr. Sistek’s beneficial ownership is based solely on his Section 16 filings through his Form 4 filed on November 14, 2018.

(12)

Mr. Stebbins retired from the Company, effective December 31, 2018. Mr. Stebbins forfeited all unvested awards on December 12, 2018, when he ceased to serve as President and Chief Executive Officer. The information regarding Mr. Stebbins’ beneficial ownership is based solely on his Section 16 filings through his Form 4 filed on November 16, 2018

(13)

Effective July 20, 2018, Mr. Moiz resigned from his role as Executive Vice President and Chief Financial Officer and forfeited all unvested awards as of that date. The information regarding Mr. Moiz’s beneficial ownership is based solely on his Section 16 filings through his Form 3/A filed on March 19, 2018.

(14)

Does not include shares of common stock underlying the Series A Preferred Stock held by Group Advisors as described in footnote 3 above. Mr. Langford is a partner of TPG, an affiliate of Group Advisors. Mr. Langford disclaims beneficial ownership of the shares of common stock beneficially owned by Group Advisors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, as well as those persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC rule to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of copies of reports filed with the SEC and submitted to us and on written representations by certain of our directors and executive officers, we are not aware of any failure to file reports on a timely basis during the year ended December 31, 2018 under the reporting requirements of Section 16(a) of the Exchange Act, except that the initial Form 3 filing by Nadeem Moiz on July 7, 2017 inadvertently omitted 8,843 shares of Superior common stock (as previously reported in the proxy statement for the 2018 annual meeting of stockholders). Upon learning of his omission, Mr. Moiz promptly reported ownership of these shares in an amendment to the Form 3 on March 3, 2018.

2019 Proxy Statement  |  31

Certain Relationships and Related Transactions  •  Transactions with Related Persons

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

In the first quarter of 2015, we entered into an agreement to purchase a subscription to online software provided by NGS, Inc. (“NGS”). Our former Senior Vice President, Business Operations, and our Vice President of Information Technology are passive investors in NGS. We made payments to NGS of $479,520 during the 2018 fiscal year. The transaction was entered into in the ordinary course of business and on an arms-length basis.

Review, Approval or Ratification of Transactions with Related Persons

As provided in its Committee charter, the Audit Committee is primarily responsible for the review, approval and ratification of related party transactions. As mandated by the Company’s Related Party Transactions Policy, Superior’s management is required to refer all related party transactions to the Audit Committee, including relationships and dollar values, for review and approval or ratification. Additionally, the Nominating and Corporate Governance Committee annually reviews any related party transactions involving a director when determining director independence.

The Related Party Transaction Policy defines “Related Party Transactions” as transactions between Superior and related parties in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest and any material amendment or modification to an existing Related Party Transaction regardless of whether such transaction has previously been approved in accordance with the policy. A “Related Party” is a director, executive officer, nominee for director or a person known to Superior to beneficially own 5% or more of Superior common stock, in each case since the beginning of the last fiscal year, and their immediate family members.

Also see Note 17, “Related Parties” in Notes to the Consolidated Financial Statements in Item 8, “Financial Statements and Supplementary Data” of the Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 7, 2019.

32  |  Superior Industries International, Inc.

Executive Compensation and Related Information  •  Compensation Discussion and Analysis

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis discusses Superior’s executive compensation structure, philosophy, decisions and results primarily for 2018 (and other relevant periods) and is organized into the following sections:

•	Executive Summary

•	Role of 2018 Say-on-Pay Vote in the Compensation Setting Process

•	Compensation Governance

•	2018 Executive Compensation Components

•	Risk Mitigation, Regulatory, and Other Considerations

Our senior management team has been assembled to drive our performance and accomplish the performance results discussed below. This discussion focuses on the compensation structure in effect for the named executive officers (who will be referred to as the “NEOs”) in 2018. The tenure of each NEO with Superior is noted in the following table:

Name and Title	With Superior Since
Timothy C. McQuay, Interim Executive Chairman of the Board (Principal Executive Officer)	November 2011	(1)
Matti Masanovich, Executive Vice President and Chief Financial Officer	September 2018	(2)
Parveen Kakar, Senior Vice President, Sales, Marketing and Product Development	June 1989
Robert M. Tykal, Senior Vice President, Operations – North America	June 2017
James F. Sistek, Former Senior Vice President, Business Operations	August 2014	(3)
Donald J. Stebbins, Former President and Chief Executive Officer; Former Interim Principal Financial Officer	May 2014	(1)(2)
Nadeem Moiz, Former Executive Vice President and Chief Financial Officer	July 2017	(2)

(1)

As previously disclosed, on December 14, 2018, (i) the Company announced that Mr. Stebbins ceased serving as President and Chief Executive Officer of the Company, effective December 12, 2018, and would retire from employment with the Company, effective December 31, 2018, and (ii) Mr. McQuay, who has served on the Board of Directors since November 10, 2011, assumed the role of interim Executive Chairman of the Board and the duties of principal executive officer, effective December 12, 2018. The Company and Mr. McQuay entered into an employment agreement on February 1, 2019 with respect to his service as interim Executive Chairman of the Board. For information regarding Mr. Stebbins’ separation arrangement, please see the summary under the caption, “Separation Agreement with Donald J. Stebbins, Former President and CEO” following the Summary Compensation Table, and for a summary of Mr. McQuay’s employment agreement, please see the summary under the caption, “Employment Agreement with Timothy C. McQuay, Interim Executive Chairman of the Board” following the Summary Compensation Table.

(2)

As previously disclosed, effective July 20, 2018, Mr. Moiz resigned from employment as Executive Vice President and Chief Financial Officer, and Mr. Stebbins began acting as the Company’s interim principal financial officer. Effective September 16, 2018, Mr. Masanovich was appointed to serve as the Company’s Executive Vice President and Chief Financial Officer.

(3)

Mr. Sistek’s employment as Senior Vice President, Business Operations of the Company terminated on January 29, 2019. The Company and Mr. Sistek entered into a separation agreement on January 29, 2019 with respect to the termination of his employment. For information regarding Mr. Sistek’s separation agreement, please see the summary under the caption, “Separation Agreement with James F. Sistek, Former Senior Vice President, Business Operations” following the Summary Compensation Table.

2019 Proxy Statement  |  33

Executive Compensation and Related Information  •  Compensation Discussion and Analysis

Executive Summary

We are one of the largest suppliers of cast aluminum wheels to the world’s leading automobile and light truck manufacturers, with wheel manufacturing operations in the United States, Germany, Mexico, and Poland. Our products are sold to global automotive manufacturers’ assembly operations, and to the aftermarket, in North America and Europe.

Company Evolution

Since 2014, we have focused our strategic priorities on improving our financial and operating performance and increasing value for our stockholders. In 2017, we purchased Uniwheels AG, significantly increasing our production capacity, unit sales, and Adjusted EBITDA. Overall, we continued seeing positive results in 2018 as compared to 2017.

Recent Business Highlights/Company Performance

The following chart highlights key metrics of our financial and operating performance in 2018 as compared to 2017:

Key Metric ($ in Millions except per wheel data, Units in Thousands)	2018 Results	2018 vs. 2017
Units Shipped	20,991	23.4% increase
Net Sales	$1,501.8	35.5% increase
Value-Added Sales(1)	$797.2	29.3% increase
Value-Added Sales per Wheel	$37.98	4.7% increase
Net Income	$26.0	Increase from Net Loss
Adjusted EBITDA(2)	$185.6	32.5% increase
Adjusted EBITDA(2) % of Value-Added Sales(1)	23.3%	0.6% improvement
Net cash provided by operating activities	$156.1	145.0% increase

•	Through our efforts to integrate our global operations, we realized a $15 million reduction in our operating expenses;

•	We achieved year over year improvements in global quality and safety performance;

•	We received allowance from the U.S. Patent & Trademark Office on an ornamental wheel design;

•	We maintained on time delivery at over 99%;

•	We continue to make investments to support increased production of larger diameter wheels in both North America and Europe;
•	We achieved record unit shipments and profitability in our European Operations; and

•	We enhanced North American operations, including:

•	improved safety in our facilities as our Recordable Incident Rate and DART rates were improved 40% over 2017 levels;

•	improved customer quality significantly with OEM PPM improving 65% over prior year; and

•	received Ford’s First Quarter Quality award at all five of our North American plants.

(1)

Value-Added Sales is a financial measure that is not calculated according to GAAP, and we are including our 2018 results for this measure to show an aspect of our performance. See Appendix A to this Proxy Statement for a reconciliation of net sales, the most comparable GAAP measure, to Value-Added Sales.

(2)

Adjusted EBITDA is a key measure that is not calculated according to GAAP, and we are including our 2018 results for this measure to show an aspect of our performance. See Appendix A to this Proxy Statement for a reconciliation of net income, the most comparable GAAP measure, to Adjusted EBITDA.

Executive Compensation Highlights

Highlights of our 2018 executive compensation program are summarized as follows.

•

Individual Performance Component of Annual Incentive. The AIPP plays an important role in our approach to total compensation. We believe it motivates participants to focus on improving our performance on key financial measures during the year because it requires that we achieve defined, objectively determinable goals before participants become eligible for an incentive payout.

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Executive Compensation and Related Information  •  Compensation Discussion and Analysis

•

2018 AIPP Payouts. The Company achieved Adjusted EBITDA of $185.6 million in 2018, which was slightly below the $195 million target, resulting in the funding of the 2018 AIPP bonus pool for our NEOs at 84% of target.

•	LTIP Performance Measures. In 2018, we granted PRSUs that can be earned based on our achievement of the following three performance measures as calculated over a three-year period:

Return on Invested Capital 40% weighting (“ROIC”)	Cumulative Earnings per Share 40% weighting (“Cumulative EPS”)	Relative Total Shareholder Return 20% weighting (“Relative TSR”)

As discussed in the “2018 Executive Compensation Components – Long-Term Equity Incentive Compensation” section on page 42 of this Proxy Statement, these performance measures were developed after a rigorous bottom-up financial analysis of our business.

•

LTIP Heavily Performance-Based. Approximately 2/3 of the target annual LTIP awards consist of PRSUs and 1/3 consist of time-based restricted stock units (“RSUs”). Consequently, the target total direct compensation for our NEOs is heavily performance-based as shown in the following charts (information for our former CEO, Mr. Stebbins, is shown in the chart on the left):

2018 Total Direct Compensation Allocation

(assuming performance-based components earned at target)

Role of 2018 Say-on-Pay Vote in the Compensation Setting Process

Our Compensation and Benefits Committee reviewed the results of our 2018 stockholder advisory approval of NEO compensation and incorporated the results as one of many factors considered with the discharge of its responsibilities. At our 2018 annual meeting, approximately 94% of our stockholders provided support for Superior’s NEO compensation through the Say-on-Pay Vote. The Compensation and Benefits Committee did not implement any material changes to our executive compensation program as a direct result of the 2018 Say-on-Pay Vote.

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Executive Compensation and Related Information  •  Compensation Discussion and Analysis

Compensation Governance

Philosophy

The Compensation and Benefits Committee believes that Superior’s NEOs should be paid in a manner that attracts, motivates and retains the best-available talent and rewards them for driving successful results. This philosophy is achieved through the base salary, AIPP and LTIP being targeted at the 50th percentile of the benchmark for each position, with adjustments made to reflect the relative skills, experience and past performance of the NEOs and their respective roles and responsibilities within the organization, and judgments about the extent to which the NEOs can impact the company-wide performance and creation of stockholder value. Within this overall philosophy, the Compensation and Benefits Committee’s ongoing objectives are:

•	To offer a total compensation program that is flexible to adapt to evolving regulatory requirements and changing economic and social conditions, and takes into consideration the compensation practices of our peer companies identified based on an objective set of criteria;

•	To provide annual variable cash incentive awards based on Superior’s satisfaction of financial and, to a significantly lesser degree, non-financial objectives; and

•	To align the financial interests of executive officers with those of stockholders by providing appropriate long-term, equity-based incentives and retention awards.

Superior’s executive officers are compensated in a manner consistent with Superior’s strategy, competitive practice, sound compensation governance principles and stockholder interests and concerns. In 2015, the Company implemented its current AIPP and LTIP compensation program, which emphasizes performance-based compensation and which was developed after obtaining guidance from our independent compensation consultant and seeking and receiving feedback from some of our stockholders regarding desired plan design features.

Best Practices

The core of Superior’s executive compensation philosophy enables the company to continue to attract and retain talent while driving performance. The Compensation and Benefits Committee has made significant overhauls to our executive compensation program since 2014. The Compensation and Benefits Committee continues to monitor and review the compensation program against our financial performance and continues to monitor the market to ensure competitive and performance driven plans.

Our programs continue to have many features that our stockholders widely consider best practices and that we view as consistent with our compensation and governance philosophy, including:

BEST PRACTICES

✓

Significant Performance-Based Pay: Performance-based compensation comprised, on average, 50% of the target total direct compensation of our NEOs (other than our interim Executive Chairman of the Board and former CEO) for fiscal year 2018, in accordance with our pay-for-performance philosophy.

✓

Alignment of Executive Pay with the Stockholder Experience: Our overall compensation design has a significant portion of executive pay in the form of equity, a large part of which is performance-related, so that our executives’ realized pay parallels the stockholder experience.

✓	Multiple Performance Measures: We use multiple performance measures that include short and long-term objectives to evaluate executive performance.

✓

Stock Ownership and Holding Requirements: We have stock ownership requirements for our directors and officers to ensure they are meaningfully invested in our stock and have personal financial interests strongly aligned with those of our stockholders. Until a person is in compliance with the required ownership level, they must hold 100% of the net shares received upon vesting of equity awards.

✓	No Repricing: Our outstanding stock options cannot be repriced, reset or exchanged for cash without stockholder approval.

✓	Anti-Pledging: Superior’s insider trading policy expressly prohibits Section 16 officers and designated insiders from pledging Superior securities in margin accounts or as collateral for a loan.

✓	Double Trigger: We require a double trigger (change in control and termination of

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Executive Compensation and Related Information  •  Compensation Discussion and Analysis

employment) for accelerated vesting of equity upon a change in control.

✓

Clawback: The Company has a formal clawback policy that applies to all incentive based cash and equity compensation awards granted on or after the effective date to any current or former executive officer of the Company.

✓	No Gross-Ups: We do not provide excise tax gross-up payments to our executives.

✓

Anti-Hedging Policy: Superior’s insider trading policy expressly prohibits Section 16 officers and designated insiders from engaging in hedging activities involving Superior common stock, such as collars, forward sales, equity swaps or other similar arrangements.

✓	Limited Employment Agreements: None of the NEOs, other than our interim Executive Chairman of the Board and our former CEO, is party to an employment agreement.

✓	Performance-Based Metrics: Our incentive plans are performance-based and have appropriate caps on payouts.

✓	No “Liberal” Change in Control Definition: Our equity plan and change in control plan require the consummation of a change in control transaction to trigger any change in control benefits thereunder.

✓

Compensation Programs Designed to Reduce Risk: We have designed our compensation programs so that they do not encourage unreasonable risk taking. We monitor this by performing an annual compensation risk assessment.

✓	Regular Engagement with Stockholders: We regularly engage with our stockholders to strengthen our understanding of stockholder concerns, especially as it relates to executive compensation matters.

Compensation Risk Oversight

The Compensation and Benefits Committee’s annual review and approval of Superior’s compensation philosophy and strategy includes the review of compensation-related risk management. The Compensation and Benefits Committee believes that the following risk oversight and compensation design features described in greater detail elsewhere herein safeguard against excessive risk taking:

•	Prohibitions on employees engaging in any speculative transactions in Superior’s common stock, like hedging, and prohibitions on pledging Superior securities in margin accounts or as collateral for a loan applicable to Section 16 officers and designated insiders;

•	Executive bonus payouts are based on financial performance metrics that drive stockholder value;

•	Equity awards for executive officers are also based on financial metrics that drive stockholder value and all equity awards have vesting requirements that align employees’ interests with stockholders’ interests; and

•	Superior maintains stock ownership guidelines as well as clawback provisions that further mitigate risk and promote oversight.

Methodology for Establishing Compensation

In designing and administering the NEO compensation programs, the Compensation and Benefits Committee attempts to strike a balance among the above elements, which are discussed in more detail below. The Compensation and Benefits Committee considers the pay practices of comparable companies to determine the appropriate pay mix and compensation levels, as well as Superior’s own specific short and long-term strategic objectives. The following section describes the various methods the Compensation and Benefits Committee uses in its design, administration and oversight of the compensation programs for the NEOs.

The Compensation and Benefits Committee has direct responsibility for making recommendations to the independent members of the Board regarding the approval, amendment or termination of Superior’s executive compensation plans and programs, the annual compensation of Superior’s CEO, and the compensation for other executive officers.

Consistent with its charter, the Compensation and Benefits Committee is composed of four directors. Each member of the Committee is independent, as determined by the Board and based on the NYSE listing standards. Their independence from management allows the Compensation and Benefits Committee members to apply independent judgment

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Executive Compensation and Related Information  •  Compensation Discussion and Analysis

when designing and overseeing our compensation program and in making pay decisions.

The Compensation and Benefits Committee from time to time engages independent compensation consultants to provide advice and ongoing recommendations regarding executive compensation programs and principles that are consistent with Superior’s business goals and pay philosophy. The Compensation and Benefits Committee has the final authority to hire and terminate any consultant, as well as the responsibility to consider the independence of the consultant. The Compensation and Benefits Committee continued to retain Willis Towers Watson in 2018 to assist with specific assignments. The Compensation and Benefits Committee has assessed the independence of Willis Towers Watson, and concluded that Willis Towers Watson’s work does not raise any conflict of interest under applicable SEC and NYSE rules.

Setting Executive Pay (Benchmarking)

The Compensation and Benefits Committee is responsible for recommending to the Board the annual compensation of Superior’s CEO. For the remaining NEOs and other executives, Superior’s CEO recommends compensation levels and specific components of compensation. The Compensation and Benefits Committee reviews these recommendations and adjusts them as it deems appropriate before approving or recommending any changes to either the CEO or Board.

The Compensation and Benefits Committee typically reviews broad-based third-party compensation surveys covering a wide array of public companies, some larger and some smaller than we are, to obtain a general understanding of current compensation practices. These compensation surveys provide valuable data for subjective review and confirmation of the equanimity of the salaries paid to the NEOs. The data also gives the Compensation and Benefits Committee information concerning market pay practices regarding the pay mix among base salary, annual bonus and long-term incentives of companies in the industry that compete with us for executive talent. The Compensation and Benefits Committee targets the compensation components at the 50th percentile range of the peer data while taking into consideration the experience level and performance of each named executive officer.

For 2018, the Compensation and Benefits Committee relied upon the studies performed by Willis Towers Watson in 2016, 2017, and 2018. Willis Towers Watson was engaged, starting in 2016, to assist the Compensation and Benefits Committee in evaluating the competitiveness of Superior’s executive compensation program. Willis Towers Watson based its competitive pay assessment on survey data of a company with $1.5 billion in revenue. In addition, for the CEO and CFO position, Willis Towers Watson utilized proxy data from our peer group consisting of the following sixteen automotive part and equipment manufacturers with median and mean revenues of approximately $1.89 billion and $1.92 billion, respectively:

Company Name	Market	Symbol
Actuant Corporation	NYSE	ATU
Cooper Tire & Rubber Company	NYSE	CTB
Dorman Products, Inc.	NASDAQ	DORM
LCI Industries, Inc. (f/k/a Drew Industries, Inc.)	NYSE	LCII
Gentex Corporation	NASDAQ	GNTX
Gentherm, Inc.	NASDAQ	THRM
Meritor Inc.	NYSE	MTOR
Modine Manufacturing Corp	NYSE	MOD
Park-Ohio Holdings Corp.	NASDAQ	PKOH
Shiloh Industries, Inc.	NASDAQ	SHLO
SPX FLOW, Inc.	NYSE	FLOW
Standard Motor Products, Inc.	NYSE	SMP
Stoneridge Inc.	NYSE	SRI
The Timken Company	NYSE	TKR
Tower International Inc.	NYSE	TOWR
Visteon Corporation	NYSE	VC

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Executive Compensation and Related Information  •  2018 Executive Compensation Components

2018 Executive Compensation Components

Introduction – Elements of Pay

The following is a summary of the 2018 direct core compensation elements (base salary, annual incentives and long-term incentives) of our executive compensation program.

Element	Purpose	Performance Measure(s)	Fixed vs. Variable	Cash vs. Equity	Payout Range
Base Salary	Provide a competitive rate of pay to attract, motivate and retain executive officers of the Company	Individual performance, experience, time in position and critical skills	Fixed	Cash	n/a
AIPP	Align a portion of annual pay to a key element of performance for the year	AIPP Adjusted EBITDA	Variable	Cash	0-200% of target(1)
Performance- Based RSUs	Align executive pay with long-term stockholder interests through equity-based compensation tied to key performance metrics of the Company	Cumulative EPS (40%) ROIC (40%) Relative TSR (20%)	Variable	Equity	0-200% of target number of shares; PRSU value fluctuates with stock price movement
Time-Based RSUs	Directly align executive pay with long-term stockholder interests through equity-based compensation	Stock price alignment (3 yr. ratable vesting)	Variable	Equity	Fluctuates with stock price movement

(1)	In 2018, this number was subject to adjustment for individual performance for all of our NEOs other than our former CEO.

In addition, Superior’s NEOs were provided with retirement benefits and certain other benefits. Narrative descriptions of the individual elements of compensation are set forth below.

The Compensation and Benefits Committee does not use a specific formula for allocating compensation among the various components. Instead, the Compensation and Benefits Committee considers market pay practices and whether the total compensation package is fair, reasonable and in accordance with the interests of our stockholders.

Base Salary

Base salary provides a fixed element of compensation that competitively rewards the executive’s skills, experience and contributions to Superior. The base salary of Mr. Stebbins, our former CEO, was established when he was appointed as our CEO in May of 2014 and remained the same through fiscal year 2018. In connection with his assumption of the duties of principal executive officer, as the interim Executive Chairman of the Board, Mr. McQuay began receiving a base salary equal to $50,000 per month ($600,000 on an annualized basis).

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Executive Compensation and Related Information  •  2018 Executive Compensation Components

For NEOs other than the CEO, base salary adjustments are based on recommendations of the CEO to the Compensation and Benefits Committee, taking into account the executive’s performance, scope of work, competitive benchmarks and Company performance. In setting 2018 salaries, the CEO and the Compensation and Benefits Committee reviewed the analysis and findings of our independent compensation consultant. Base salaries for NEOs other than the CEO are generally adjusted when deemed necessary to meet market competition or when appropriate to recognize increased responsibilities. In 2018, certain of our NEOs received merit and market based increases, as shown in the following table:

2018 NEO Base Salary Rates

Officer Name	Date	Reason	Increase	Salary
Timothy McQuay*	12/12/18	n/a	0.00%	$600,000.00
Matti Masanovich*	9/16/18	n/a	0.00%	$515,000.00
Parveen Kakar	4/01/18	Merit**	3.50%	$420,000.00
Robert Tykal	4/01/18	Merit**	5.00%	$420,000.00
James Sistek	4/01/18	Merit**	3.50%	$420,000.00
Don Stebbins	n/a	n/a	0.00%	$900,000.00
Nadeem Moiz	4/01/18	Merit**	3.00%	$417,000.00

*	Mr. Masanovich commenced employment with Superior on September 16, 2018, and Mr. McQuay began serving as Superior’s interim Executive Chairman of the Board on December 12, 2018.
**	Merit increase related to attainment of performance objectives under the 2017 Annual Performance Management Program.

2019 Update. As of March 1, 2019, our NEOs’ base salary rates remain unchanged from the 2018 rates set forth in the table above.

Annual Incentive Compensation and Bonuses

We grant annual incentive awards to our CEO and other NEOs pursuant to the AIPP. In 2018, the AIPP continues the program implemented in 2011, which provides a correlation to Company performance by using AIPP Adjusted EBITDA as a payout metric, coupled with an individual performance component for our NEOs other than the CEO based on the individual’s performance rating under the Annual Performance Management Program. “AIPP Adjusted EBITDA” is a performance measure that is equal to our earnings before interest income and expense, income taxes, depreciation, amortization and M&A activity costs.

The Compensation and Benefits Committee selected the financial performance component of the AIPP for 2018 because it is an objective measure of core Company performance, without considering matters such as interest income or expense, taxes, or depreciation and amortization, which generally do not impact operational efficiencies. The Compensation and Benefits Committee believes that this type of program, which combines objectively measurable financial goals with adjustments for individual performance for certain NEOs, reinforces a Company culture based on team contribution towards results and provides a clear line of sight for participants to understand individual rewards.

The AIPP Adjusted EBITDA target for this program was adopted after we conducted a rigorous bottom-up full range comprehensive business and financial planning analysis in several layers of the Company from middle management up through our Board. As a result of this comprehensive process, the Compensation and Benefits Committee approved a performance goal level that is designed to be achieved if we meet our business plan.

The 2018 AIPP provided annual cash incentives to our NEOs, including our former CEO, and other high ranking executives along the same basic structure as was used in 2017, with fixed and discretionary

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Executive Compensation and Related Information  •  2018 Executive Compensation Components

components. A fixed amount, expressed as a percentage of base salary, was payable if the Company achieved a set level of AIPP Adjusted EBITDA. For all NEOs other than our former CEO, the Compensation and Benefits Committee could exercise its business judgment to increase or decrease the fixed portion of the non-equity incentive bonus a NEO otherwise earned within a range of 0%

to 200% depending on the NEO’s annual performance rating (against pre-specified individual performance goals). Under the AIPP for 2018, the target bonus percentages for the NEOs ranged from 55% to 70% of base salary, and 100% for our former CEO, if the target AIPP Adjusted EBITDA was attained.

The following table illustrates the payout opportunities under the AIPP Adjusted EBITDA and individual performance components of the AIPP for 2018:

AIPP Adjusted EBITDA Goal ($)	% of AIPP Adjusted EBITDA Target	Incentive % of Target	% of Salary Payable to Mr. Stebbins	% of Salary Payable to Other NEOs	Individual Performance Multiplier*
<136,500,000	<70.0%	0%	0%	0%	n/a
136,500,000	70.0%	0%	0%	0%	n/a
156,000,000	80.0%	33.0%	33.0%	18.2% - 23.1%	0-200%
175,500,000	90.0%	67.0%	67.0%	36.3% - 46.2%	0-200%
185,600,000**	95.2%**	84.0%	100.0%**	46.2 - 58.8%**	0-200%
195,000,000	100.0%	100.0%	100.0%	55.0% - 70.0%	0-200%
214,500,000	110.0%	120.0%	120.0%	66.0% - 84.0%	0-200%
234,000,000	120.0%	160.0%	160.0%	88.0% - 112.0%	0-200%
253,500,000	130.0%	200.0%	200.0%	110.0% - 140.0%	0-200%
>253,500,000	130.0%	200.0%	200.0%	110.0% - 140.0%	0-200%

*	The individual performance multiplier was applicable to all NEOs other than our former CEO.
**

Actual 2018 AIPP Adjusted EBITDA achieved as described above. Pursuant to his employment agreement and as part of his severance package, Mr. Stebbins received a prorated 2018 AIPP payout, at 100% of target, based on the time he served as CEO during 2018 (through December 12, 2018).

In 2018, the Company achieved Adjusted EBITDA of $185.6 million, which was slightly below the AIPP Adjusted EBITDA target of $195 million. As a result, the 2018 AIPP bonus pool was funded at 84% of the target bonus pool amount. The following table shows the target award, AIPP Adjusted EBITDA performance multiplier, individual performance multiplier (if applicable), and amounts paid to the NEOs under the AIPP for 2018 (other than Mr. McQuay, who was not eligible to participate in the 2018 AIPP):

Name	AIPP Target (% of Base Salary)	Target Award	AIPP Adjusted EBITDA Performance Multiplier	Individual Performance Multiplier	Total Amount Earned
M. Masanovich(1)	70%	$360,500	84%	115%	$102,526
P. Kakar(2)	55%	$231,000	84%	100%	$194,040
R. Tykal(3)	55%	$231,000	84%	90%	$174,636
J. Sistek(4)	55%	$231,000	84%	100%	$194,040
D. Stebbins(5)	100%	$900,000	N/A	N/A	$850,685
N. Moiz(6)	65%	$271,050	—	—	—

(1)

Mr. Masanovich was eligible for a prorated AIPP payout for 2018 based on his start date. Mr. Masanovich achieved his performance objectives due to his leadership and the results of the following: support to the Executive Chairman of the Board during CEO transition; cash initiatives and talent upgrades.

(2)

Mr. Kakar achieved his performance objectives due to his leadership and results of the following: integrated operating model in sales and engineering; new business awards; and new product program support.

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Executive Compensation and Related Information  •  2018 Executive Compensation Components

(3)

Mr. Tykal substantially met his performance objectives due to his leadership and results of the following: improved safety and external quality performance, on-time delivery and production stability; however, scrap and budget targets were not achieved.

(4)	Mr. Sistek remained eligible to receive a payout under the 2018 AIPP, despite his employment terminating on January 29, 2019.
(5)

Pursuant to his employment agreement and as part of his severance package, Mr. Stebbins received a prorated 2018 AIPP payout, at 100% of target, based on the time he served as CEO during 2018 (through December 12, 2018).

(6)	Mr. Moiz’s employment terminated on July 20, 2018 and thus he was not eligible to receive a payout under the 2018 AIPP.

2019 Update. The Compensation and Benefits Committee has approved the following target values for the 2019 AIPP awards for our NEOs, as a percentage of base salary, which are unchanged from 2018: Mr. Masanovich – 70%; Mr. Kakar – 55%; and Mr. Tykal – 55%. Mr. McQuay will not be eligible to receive a 2019 AIPP award.

Long-Term Equity Incentive Compensation

2018 Long-Term Equity Incentive Awards. Since 2015, the Compensation and Benefits Committee has approved the grants of regular long-term equity incentive awards to all of our NEOs, including our former CEO, that place a strong emphasis on pay for performance. In 2018, the total value of our LTIP awards, which were granted on March 1, 2018, was allocated 2/3 to PRSU awards and 1/3 to time-based RSU awards. The PRSU awards provided Mr. Stebbins the opportunity to earn up to 200% of the target award value in Company stock (Mr. Stebbins forfeited all unvested awards on December 12, 2018, when he ceased to serve as President and Chief Executive Officer) and provide our other NEOs the opportunity to earn up to 200% of the target award value in Company stock. Performance criteria for the 2018 PRSU awards to all of our NEOs were as follows (weighting in parentheses): (i) Cumulative EPS (40%), (ii) ROIC (40%) and (iii) Relative TSR (20%).

Each of these three performance criteria are calculated as follows:

•	Cumulative EPS: “Cumulative EPS” is a performance measure that is equal to the sum of our net income divided by the weighted average of our common stock, issued and outstanding, for each of the fiscal years during the three-year period ending December 31, 2020 (the “Performance Period”).

•	ROIC: “ROIC” is a performance measure that is equal to our yearly average of our pre-tax net income divided by Invested Capital during the Performance Period. “Invested Capital” is equal to our accounts receivable, inventory, prepaid aluminum, net fixed assets and accounts payable.
•	Relative TSR: “Relative TSR” is a performance measure that is equal to the TSR of our proxy peers (as listed in the “2018 Performance & Business Highlights” section of this Proxy Statement) during the Performance Period.

The Compensation and Benefits Committee choose each criterion for the following reasons:

•	Cumulative EPS: The Compensation and Benefits Committee chose Cumulative EPS because it believes this performance criterion is an indicator of our profitability and best represents our business’s ability to generate on-going stockholder value in successfully executing our business strategy.

•	ROIC: The Compensation and Benefits Committee chose ROIC because it believes it is a key measurement that indicates success in making long-term capital investment decisions that improve financial and operational performance and increase stockholder value.

•	Relative TSR: The Compensation and Benefits Committee chose Relative TSR because it believes it is a key measurement that indicates overall stockholder value as compared to our proxy peers.

The target levels of these performance criteria were designed after a rigorous bottom up full range comprehensive business and financial planning analysis in several layers of the Company from middle management up through our Board. Because of this process, the Compensation and Benefits Committee approved performance goal levels that are designed to be met if we meet our business plan.

The RSU awards for all NEOs, including our former CEO, vest in equal annual installments over a three-year period. Mr. McQuay did not receive any LTIP awards in connection with his appointment to the role of interim Executive Chairman of the Board.

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Executive Compensation and Related Information  •  2018 Executive Compensation Components

For 2018, the total target award opportunities for our NEOs, expressed as a percentage of each NEO’s annual base salary (at date of grant), is as follows: Mr. Masanovich – 125%, Mr. Kakar – 110%, Mr. Tykal – 110%, Mr. Sistek – 110%, Mr. Stebbins – 300%, Mr. Moiz – 110%. The numbers of units awarded to our NEOs in 2018 are set forth in the following chart:

2018 NEO Long-Term Incentive Awards

Name	2017-2019 PRSUs (at target) (#)	2018-2020 PRSUs (at target) (#)	RSUs (#)
Timothy C. McQuay*	—	—	—
Matti Masanovich**	7,505	22,517	15,011
Parveen Kakar	—	19,359	9,680
Robert Tykal	—	19,359	9,680
James Sistek	—	19,267	9,634
Don Stebbins***	—	113,136	56,569
Nadeem Moiz	—	19,221	9,610

*	Mr. McQuay did not receive a 2018 LTIP award. His RSU award in connection with his service as a non-employee director in 2018 is reported in the Summary Compensation Table.
**

In connection with the commencement of his employment, Mr. Masanovich received a prorated PRSU award with respect to the 2017–2019 performance period already in progress, in addition to his regular PRSU grant for the 2018–2020 performance period.

***	Mr. Stebbins forfeited all unvested awards upon his cessation of service as President and Chief Executive Officer on December 12, 2018.

Vesting of 2016-2018 PRSUs. Each of our NEOs (other than Messrs. Moiz, Masanovich, and McQuay, whose employment with Superior did not commence until July 1, 2017, September 16, 2018 and December 12, 2018, respectively) received grants of PRSUs for the 2016 to 2018 performance period. The 2016-2018 PRSUs could be earned based on the Company’s achievement over the three-year performance period with respect to certain performance metrics (Cumulative EPS, ROIC and Relative TSR). The metrics, which were adjusted by the Compensation and Benefits Committee in July 2018 following the acquisition of Uniwheels AG, were satisfied at 67.6% of the overall target, and the resulting shares earned by the NEOs are set forth in the table below:

2016-2018 PRSU NEO Payouts

Name	PRSUs (at target) (#)	Actual Performance (%)	Actual Shares Earned (#)
Parveen Kakar	8,216	67.6%	5,554
Robert Tykal*	7,824	67.6%	5,289
James Sistek	8,216	67.6%	5,554
Don Stebbins**	64,103	67.6%	—

*	Mr. Tykal received a prorated 2016-2018 PRSU award in connection with the commencement of his employment in June 2017.
**	Mr. Stebbins forfeited all unvested awards upon his cessation of service as President and Chief Executive Officer on December 12, 2018.

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Executive Compensation and Related Information  •  2018 Executive Compensation Components

2019 Update. The Compensation and Benefits Committee, in connection with the aforementioned study by Willis Towers Watson, has approved the use of the same performance criteria (and weighting) that was used for the 2018 LTIP awards for the 2019 LTIP awards (Cumulative EPS, ROIC and Relative TSR). The target value for the 2019 LTIP awards for our NEOs as a percentage of base salary are as follows: Mr. Masanovich – 150%; Mr. Kakar – 110%; and Mr. Tykal – 110%. In addition, in February 2019, to ensure leadership stability during the CEO transition, Mr. Masanovich was awarded a retention equity award consisting of 50,000 time-based RSUs with a three-year ratable vesting period. Mr. McQuay is not eligible to receive a 2019 LTIP award.

Retirement and Similar Benefits

Mr. Kakar is a participant in Superior’s Salary Continuation Plan, which provides a retirement benefit for participants who terminate employment after having reached specified vesting dates and after reaching the age of 65 (or in the event of death while in our employ prior to separation from service). Upon a qualifying termination, Superior will pay to the participant a benefit equal to 30% of his or her final average compensation over the preceding 36 months. For employee participants, final average compensation includes only base salary. The benefit is paid bi-weekly and continues for the longer of 10 years or until death, provided death occurs more than 10 years after the employee’s retirement date. Mr. Kakar’s rights have vested under the Salary Continuation Plan. The Salary Continuation Plan was closed to new participants in 2011 and, as a result, Messrs. McQuay, Masanovich, Tykal, Sistek, Stebbins, and Moiz are not participants.

All employees may participate in Superior’s tax-qualified Savings and Retirement Plan which is a 401(k) plan. For fiscal year 2018, Superior matched 100% of the first 1% of before-tax contributions made to the plan and 50% of such contributions over 1% and up to 6%. However, Superior did not match employee contributions in excess of the legal limit of $18,500 ($24,000 for individuals older than 50 years of age) in 2018. All Company contributions are vested 100% after two years of service.

Other Benefits

Superior provides NEOs with incidental benefits that the Compensation and Benefits Committee believes are reasonable and consistent with the competitive market. For example, the NEOs, other than Mr. McQuay, receive an automobile allowance (which is a similar benefit provided to some of our other employees). In addition, the NEOs may participate in Superior’s health and welfare benefit plans that are available to other executives and employees.

Severance / Change in Control Benefits

Mr. McQuay’s Employment Agreement does not provide for severance upon a termination of his employment, and Mr. McQuay is not eligible to participate in the Executive Change in Control Severance Plan. Mr. Stebbins’ Employment Agreement provided him with a lump sum severance payment of one year’s base salary plus a prorated amount of his current year annual bonus at target level, and 12 months’ health care continuation, if his employment was terminated without “cause” or if he resigned for “good reason” other than within one year following a change in control of Superior. The severance payment would have been two years’ base salary and two times current year annual bonus at target level, and health care continuation would have been 24 months, if Mr. Stebbins’ employment had terminated without “cause” or if he had resigned for “good reason” within one year following a change in control of Superior. Mr. Stebbins entered into a separation agreement with the Company in connection with his retirement on December 31, 2018. In addition, Mr. Sistek entered into a separation agreement with the Company in connection with his termination of employment in January 2019. Messrs. Sistek’s and Stebbins’ separation agreements are summarized in greater detail below in the narrative discussion preceding the Potential Payments Upon Termination or Change in Control Table.

Messrs. Masanovich, Kakar, and Tykal currently participate in the Executive Change in Control Severance Plan. The plan is intended to encourage executive officers to remain employed with the Company during an important time when prospects for continued employment are often uncertain and to provide some measure of financial security prior to and after a change of control. The amounts to be paid under the plan help ensure that the interests of Superior’s executives will be materially consistent with the interests of Superior’s stockholders when considering corporate transactions. Under the plan, if the employment of a participant is terminated within two years following a change in control, the participant will receive a two-times multiple of the sum of both the participant’s annual base salary and the

44  |  Superior Industries International, Inc.

Executive Compensation and Related Information  •  2018 Executive Compensation Components

participant’s target annual bonus, paid in a lump sum within 60 days after termination. The Compensation and Benefits Committee considers these protections to be an important part of the NEOs’ compensation and consistent with competitive market practices.

Other Termination or Change in Control Benefits

Upon a change of control of Superior, participants will fully vest in the benefits provided under the Salary Continuation Plan (Mr. Kakar is the only NEO who participates in this plan and is already fully vested in his benefits thereunder). Moreover, the 2018 Equity Plan provides that all outstanding equity awards will become fully vested upon the occurrence of a change in control unless the award agreement provides otherwise or the award is assumed by the successor entity. If the awards are assumed by the successor entity, a “double-trigger” vesting applies, so that a participant’s awards vest if he or she incurs a qualifying termination within two years after the change of control.

Risk Mitigation, Regulatory, and Other Considerations

Executive Stock Ownership Guidelines

The Board has approved stock ownership guidelines for its executive officers, including the NEOs. The Chief Executive Officer is required to own shares equal to 5 times his annual base salary and all other executive officers are required to own shares equal to 2 times his or her annual base salary. The applicable level of stock ownership must be attained within 5 years of becoming subject to the Stock Ownership Guidelines. In addition, participants must retain 100% of the net shares received upon exercise or vesting until in compliance with the required ownership level.

All of our NEOs (other than Messrs. Stebbins and Moiz, who ceased serving as executive officers in 2018, Mr. Sistek, whose employment terminated in January 2019, and Mr. McQuay, who is not subject to the executive officer guidelines given his service as Executive Chairman of the Board on an interim basis only) are in compliance with these stock ownership guidelines.

Ownership levels as of January 2, 2019 the most recent measurement date, are shown in the following table.

Name	Share Guideline ($ value)	Total Shares Held ($ value)*
Timothy C. McQuay**	N/A	N/A
Matti Masanovich	$1,030,000	$480,867
Parveen Kakar	$840,000	$436,051
Robert Tykal	$840,000	$405,104
Jim Sistek***	$840,000	$389,402
Don Stebbins****	N/A	N/A
Nadeem Moiz*****	N/A	N/A
*

For purposes of determining compliance with the Stock Ownership Guidelines, the aggregate value of the shares required to be owned for the fiscal year ending December 31, 2018 was determined as of January 2, 2019 based on a stock price of $5.06, which was the average closing price of the Company’s common stock as reported on the NYSE for the fiscal year ended immediately prior to such determination date.

**

As noted above, Mr. McQuay is not subject to the Stock Ownership guidelines that are applicable to executives; however, Mr. McQuay is in compliance with the stock ownership policy applicable to non-employee directors of the Company.

***	Mr. Sistek’s employment terminated on January 29, 2019.
****	Mr. Stebbins ceased serving as President and Chief Executive Officer on December 12, 2018, and thus, he was not subject to the Stock Ownership Guidelines as of the most recent measurement date.
*****	Mr. Moiz voluntarily resigned from the Company effective July 20, 2018, and thus, he was not subject to the Stock Ownership Guidelines as of the most recent measurement date.

Clawback Policy

The Company has a formal clawback policy (the “Clawback Policy”) that applies to all incentive-based cash and equity compensation awards granted on or after the effective date (“Incentive Compensation”) to any current or former executive officer of the Company (collectively, the “Covered Recipients”). In the event that the Company is required by applicable U.S. federal securities laws to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under such securities laws where such accounting restatement was caused or substantially caused by the intentional misconduct of the Covered Recipient, the Company will recover from such Covered Recipient who received Incentive Compensation during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous

2019 Proxy Statement  |  45

Executive Compensation and Related Information  •  Risk Mitigation, Regulatory, and Other Considerations

data, the amount, if any, in excess of what would have been paid to the Covered Recipient under the accounting restatement.

Tax Deductibility of Executive Compensation

One of the factors that the Compensation and Benefits Committee considers when determining compensation is the anticipated tax treatment to Superior and to the executives of the various payments and benefits. Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) generally places a limit of $1 million on the amount of compensation that Superior may deduct in any one year with respect to its certain covered executive officers. While the Compensation and Benefits Committee generally considers this limit when determining compensation, the Compensation and Benefits Committee reserves the right to use its business judgment to authorize compensation payments that may exceed the limitation on deductibility under Section 162(m) when the Compensation and Benefits Committee believes that such payments are appropriate. Furthermore, interpretations of and changes in the tax laws, and other factors beyond the Compensation and Benefit Committee’s control, also affect the deductibility of compensation.

Our compensation program, including the AIPP and the 2018 Equity Plan, was designed to allow the

Compensation and Benefits Committee to grant certain incentive awards that were intended to be fully deductible for federal income tax purposes pursuant to the performance-based compensation exemption to the limit on deductibility under Section 162(m). However, the Section 162(m) exemption from the deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exception to the deduction limit for performance-based compensation, no assurance can be given that compensation intended to satisfy the requirements for exception from the Section 162(m) deduction limit will in fact satisfy the exception. Further, the Compensation and Benefits Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with Superior’s business needs.

46  |  Superior Industries International, Inc.

Compensation Committee Report

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report is not considered proxy solicitation material and is not deemed filed with the SEC. Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or under the Exchange Act that might incorporate future filings made by Superior under those statutes, the Compensation Committee Report will not be incorporated by reference into any such prior filings or into any future filings made by Superior under those statutes.

The Compensation and Benefits Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation and Benefits Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement for the 2019 Annual Meeting of stockholders.

Submitted by the Compensation and Benefits Committee of the Board of Directors

James S. McElya, Chairperson

Paul J. Humphries

Ransom A. Langford

Francisco S. Uranga

2019 Proxy Statement  |  47

Compensation Tables  •  2018 Summary Compensation Table

COMPENSATION TABLES

2018 Summary Compensation Table

The following table provides summary information concerning the compensation earned for services rendered in all capacities to Superior by (i) all individuals serving as principal executive officer or acting in a similar capacity in 2018, (ii) all individuals serving as principal financial officer or acting in a similar capacity in 2018, and (iii) each of its other three most highly compensated executive officers whose total compensation for 2018 was in excess of $100,000 and who were serving as executive officers at the end of 2018.

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards(1) $	Option Awards $	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2) $	All Other Compensation(3) $	Total $
Timothy C. McQuay(4)	2018	32,500	—	—	—	—	—	250,002	282,502
Interim Executive Chairman of the Board (Principal Executive Officer)
Matti Masanovich(5)	2018	150,208	—	867,575	—	102,526	—	2,931	1,123,241
Executive Vice President and
Chief Financial Officer
Parveen Kakar	2018	416,412	—	480,170	—	194,040	—	22,456	1,113,078
Senior Vice President – Sales,	2017	401,714	—	350,995	—	182,000	300,153	23,749	1,258,611
Marketing and Product Development	2016	385,962	—	281,234	—	193,850	132,675	24,135	1,017,856
Robert M. Tykal	2018	415,013	—	480,170	—	174,636	—	25,698	1,095,516
Senior Vice President – Operations – North America	2017	222,735	—	1,120,005	—	180,000	—	13,772	1,536,512
James F. Sistek(6)	2018	416,411	—	477,885	—	194,040	—	23,149	1,111,486
Former Senior Vice President –	2017	401,714	—	350,995	—	182,000	—	23,114	957,823
Business Operations	2016	385,962	—	281,234	—	222,913	—	21,998	912,107
Donald J. Stebbins(7)	2018	900,024	—	2,806,127	—	—	—	1,791,257	5,497,409
Former President and Chief	2017	900,000	—	1,800,005	—	720,000	—	25,234	3,445,239
Executive Officer; Former Interim Chief Financial Officer	2016	900,000	—	2,194,234	—	894,690	—	29,751	4,018,675
Nadeem Moiz(8)	2018	231,570	—	476,730	—	—	—	14,367	722,667
Former Executive Vice President and Chief Financial Officer	2017	202,506	—	364,509	—	189,000	—	52,752	808,767

(1)

For 2018, reflects the aggregate grant date fair value of time-based restricted stock units and performance-based restricted stock units granted pursuant to Superior’s 2008 Equity Plan and 2018 Equity Plan to each of the NEOs computed in accordance with FASB ASC 718. There was no incremental grant date fair value associated with the modification in July 2018, following the acquisition of Uniwheels AG, of the performance metrics applicable to the outstanding 2016-2018 and 2017-2019 PRSU awards held by Messrs. Kakar, Tykal, Sistek, Stebbins, and Moiz. The fair value of the RSU and PRSU awards at the date of grant is broken down as follows:

Name	RSU ($)	PRSU At Target ($)	PRSU At Maximum ($)
Mr. McQuay	—	—	—
Mr. Masanovich	286,110	581,465	1,162,931
Mr. Kakar	154,009	326,161	652,323
Mr. Tykal	154,009	326,161	652,323
Mr. Sistek	153,277	324,609	649,217
Mr. Stebbins	900,013	1,906,114	3,812,229
Mr. Moiz	152,895	323,834	647,669

(2)

Reflects the annualized change in the actuarial present value of Mr. Kakar’s benefits under Superior’s Salary Continuation Plan, determined using the same assumptions used for financial statement reporting purposes, as reflected in Note 20 to our audited financial

48  |  Superior Industries International, Inc.

Compensation Tables  •  2018 Summary Compensation Table

statements included in Superior’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 7, 2019. For 2018, the negative change in actuarial present value of Mr. Kakar’s benefits under the Salary Continuation Plan was $(35,658). Mr. Kakar’s rights have vested under the Salary Continuation Plan. The Salary Continuation Plan was closed to new participants in 2011 and, as a result, Messrs. McQuay, Masanovich, Tykal, Sistek, Stebbins and Moiz are not participants in the Salary Continuation Plan.
(3)

The amounts shown generally include matching contributions allocated by Superior to each NEO pursuant to the Savings and Retirement Plan, the value attributable to life insurance premiums paid by Superior on behalf of the NEOs, and a car allowance for each of the NEOs. In addition:

•

The amount shown for Mr. McQuay includes the following amounts paid to him in 2018 with respect to his service as non-executive Chairman of the Board through December 12, 2018: (i) $150,000 in cash fees, and (ii) a 2018 RSU award with a grant date fair value of $100,002, computed in accordance with FASB ASC 718 and based on the fair market value of Superior’s common stock on the date of grant.

•

The amount shown for Mr. Stebbins includes, in connection with his retirement, (i) a lump-sum severance payment totaling $1,750,685 in the aggregate, including $850,685 paid at 100% of target on a prorated basis in respect of the 2018 AIPP, and (ii) premiums for COBRA coverage totaling $14,384 in the aggregate. For more information regarding Mr. Stebbins’ separation agreement, please see the summary below under the heading, “Separation Agreement with Donald J. Stebbins, Former President and CEO.”

(4)

Mr. McQuay assumed the duties of principal executive officer and was appointed interim Executive Chairman of the Board, effective December 12, 2018. Mr. McQuay has served on the Board of Directors since November 10, 2011.

(5)	Mr. Masanovich commenced employment with Superior on September 16, 2018.
(6)	Mr. Sistek’s employment terminated on January 29, 2019.
(7)

Mr. Stebbins assumed the duties of principal financial officer from the time of Mr. Moiz’s resignation until Mr. Masanovich’s appointment as Chief Financial Officer. Mr. Stebbins retired from employment with Superior effective December 31, 2018.

(8)	Mr. Moiz voluntarily resigned from employment with Superior effective July 20, 2018.

Employment Agreement with Timothy C. McQuay, Interim Executive Chairman of the Board

As previously disclosed, on February 1, 2019, we entered into an employment agreement with Mr. McQuay with respect to his employment as interim Executive Chairman of the Board, which began on December 12, 2018. As Executive Chairman of the Board and until the Company hires a new Chief Executive Officer, Mr. McQuay will perform services for the Company and have the duties that are customarily associated with the role of principal executive officer. In such position, Mr. McQuay will receive a base salary of $50,000 per month, and the Company will reimburse Mr. McQuay for all reasonable expenses incurred by him in connection with the performance of his duties under the Agreement.

Mr. McQuay’s employment as Executive Chairman of the Board will terminate upon his termination from the Board, 30 days following Mr. McQuay’s provision of notice to the Company of his resignation, or upon his death. Upon a termination of his employment for any reason, Mr. McQuay will be entitled solely to receive any accrued compensation and benefits through his termination date and reimbursement of any outstanding but unreimbursed expenses.

Separation Agreement with Donald J. Stebbins, Former President and CEO

As previously disclosed, we entered into a separation agreement with Mr. Stebbins with respect to the termination of his service as President and Chief Executive Officer, effective December 12, 2018, and with respect to his retirement from employment with the Company effective December 31, 2018 (the “Separation Date”). In exchange for a waiver and release of claims, Mr. Stebbins received as severance a lump sum payment equal to $1,750,685, less applicable withholdings (inclusive of Mr. Stebbins’ 2018 AIPP payout), and payment of his premiums for COBRA continuation coverage for a period of 12 months following the Separation Date. The separation agreement provided that no equity awards held by Mr. Stebbins would vest after December 12, 2018 and that all unvested equity awards would be forfeited in connection with his termination of employment. Pursuant to his employment agreement, Mr. Stebbins remains subject to an indefinite confidentiality obligation and one-year post-employment non-solicitation and non-disparagement obligations.

Separation Agreement with James F. Sistek, Former Senior Vice President, Business Operations

As previously disclosed, we entered into a separation agreement with Mr. Sistek with respect to the termination of his employment effective January 29, 2019. In exchange for a waiver and general release of claims and an agreement to remain available to answer questions from the Company until the end of the severance pay period, Mr. Sistek received as severance payments in the aggregate equal to $210,000, less applicable withholdings, payable in

2019 Proxy Statement  |  49

Compensation Tables  •  2018 Summary Compensation Table

substantially equal installments over the six months following his termination date. To the extent that Mr. Sistek does not obtain full-time employment within such six-month period, Mr. Sistek is eligible to receive additional severance payments equal to $35,000 per month for the period ending on the 12-month anniversary of his termination date or the date on which he commences full-time employment, if earlier. In addition, Mr. Sistek is eligible for the following benefits under the separation agreement:

•	Mr. Sistek remained entitled to receive a payout under the 2018 AIPP, based on actual performance, at the same time that such payments were made to other participants in the AIPP.

•	The Company will pay a portion of the cost of Mr. Sistek’s COBRA continuation coverage for the shorter of the period during which

Mr. Sistek remains eligible for COBRA continuation coverage or the period during which Mr. Sistek is eligible to receive severance payments. If Mr. Sistek is offered new employment through which he is eligible for group health coverage, the Company’s obligation to pay the COBRA subsidy will end.

•	The Company also made Mr. Sistek a one-time payment of $30,000 to cover expenses related to Mr. Sistek’s employment search.

Mr. Sistek’s service as a member of the Management Board of Superior Industries International AG also ceased on January 29, 2019. Mr. Sistek remains subject to indefinite confidentiality and non-disparagement obligations and six-month post-employment non-solicitation and non-competition obligations.

50  |  Superior Industries International, Inc.

Compensation Tables  •  2018 Grants of Plan-Based Awards

2018 Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our NEOs during the year ended December 31, 2018.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option Awards(2) $
Name	Grant Type	Grant Date	Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #	or Units #
Timothy C. McQuay	Annual Incentive	N/A	—	—	—	—	—	—	—	—
	RSU	N/A	—	—	—	—	—	—	—	—
	PRSU	N/A	—	—	—	—	—	—	—	—
Matti Masanovich	Annual Incentive	N/A	0	360,500	721,000	—	—	—	—	—
	RSU	10/12/2018	—	—	—	—	—	—	3,753	71,532
	RSU	10/12/2018	—	—	—	—	—	—	11,258	214,577
	PRSU	10/12/2018	—	—	—	3,753	7,505	15,010	—	145,357
	PRSU	10/12/2018	—	—	—	11,259	22,517	45,034	—	436,109
Parveen Kakar	Annual Incentive	N/A	0	231,000	462,000	—	—	—	—	—
	RSU	3/8/2018	—	—	—	—	—	—	9,680	154,009
	PRSU	3/8/2018	—	—	—	9,680	19,359	38,718	—	326,161
Robert M. Tykal	Annual Incentive	N/A	0	231,000	462,000	—	—	—	—	—
	RSU	3/8/2018	—	—	—	—	—	—	9,680	154,009
	PRSU	3/8/2018	—	—	—	9,680	19,359	38,718	—	326,161
James Sistek	Annual Incentive	N/A	0	231,000	462,000	—	—	—	—	—
	RSU	3/8/2018	—	—	—	—	—	—	7,882	125,403
	RSU	3/12/2018	—	—	—	—	—	—	1,752	27,874
	PRSU	3/8/2018	—	—	—	7,882	15,764	31,528	—	265,593
	PRSU	3/12/2018	—	—	—	1,752	3,503	7,006		59,016
Donald J. Stebbins	Annual Incentive	N/A	0	900,000	1,800,000	—	—	—	—	—
	RSU	3/8/2018	—	—	—	—	—	—	56,569	900,013
	PRSU	3/8/2018	—	—	—	56,568	113,136	226,272	—	1,906,114
Nadeem Moiz	Annual Incentive	N/A	0	271,050	542,100	—	—	—	—	—
	RSU	3/8/2018	—	—	—	—	—	—	9,610	152,895
	PRSU	3/8/2018	—	—	—	9,611	19,221	38,442	—	323,834

(1)

Represents threshold, target and maximum payout opportunities under the AIPP. Actual amounts earned by the NEOs under these programs are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For purposes of the amounts provided above, calculations are based on the AIPP Adjusted EBITDA target and do not reflect the application of any Individual Performance Multiplier. Detailed information on the AIPP can be found under the “Compensation Discussion and Analysis – 2018 Executive Compensation Components – Annual Incentive Compensation and Bonuses” section in this Proxy Statement.

(2)

Reflects the grant date fair value of time-based restricted stock units and performance-based restricted stock units granted pursuant to the 2018 Equity Plan computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 20 to our audited financial statements in Superior’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Detailed information regarding these grants can be found under the “Compensation Discussion and Analysis – 2018 Executive Compensation Components – Long-Term Equity Incentive Compensation” section in this Proxy Statement. There was no incremental grant date fair value associated with the modification in July 2018, following the acquisition of Uniwheels AG, of the performance metrics applicable to the outstanding 2016-2018 and 2017-2019 PRSU awards held by Messrs. Kakar, Tykal, Sistek, Stebbins, and Moiz.

(3)	Mr. McQuay did not receive a 2018 AIPP award or any 2018 equity incentive awards in connection with his appointment as interim Executive Chairman of the Board.

2019 Proxy Statement  |  51

Compensation Tables  •  Outstanding Equity Awards at 2018 Fiscal Year End

Outstanding Equity Awards at 2018 Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards held by the NEOs at December 31, 2018.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: number of unearned shares, units or other rights that have not vested(3) (#)	Equity Incentive Plan Awards: market or payout value of unearned shares, units or other rights that have not vested(4) ($)
Timothy C. McQuay	—	—	—	—	6,873	33,059	—	—
Matti Masanovich	—	—	—	—	3,753	18,052	11,259	54,156
	—	—	—	—	11,258	54,151	3,753	18,052
Parveen Kakar	9,000	—	16.76	4-May-2022	—	—	—	—
	9,000	—	22.57	13-May-2021	—	—	—	—
	5,000	—	16.32	14-May-2020	—	—	—	—
	—	—	—	—	9,680	46,561	9,680	46,561
	—	—	—	—	3,263	15,695	4,896	23,550
	—	—	—	—	1,356	6,522	—	—
Robert M. Tykal	—	—	—	—	9,680	46,561	9,680	46,561
	—	—	—	—	19,560	94,084	5,868	28,225
	—	—	—	—	3,932	18,913	—	—
	—	—	—	—	1,956	9,408	—	—
James Sistek	—	—	—	—	1,752	8,427	1,752	8,427
	—	—	—	—	7,882	37,912	7,882	37,912
	—	—	—	—	3,263	15,695	4,896	23,550
	—	—	—	—	1,356	6,522	—	—
Donald J. Stebbins(5)	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—
Nadeem Moiz(6)	—	—	—	—	—	—	—	—
(1)

All RSU awards granted in 2016 vest in approximately equal annual installments over three years. All RSU awards granted in 2017 to NEOs other than Mr. Tykal vest in approximately equal annual installments over three years. Mr. Tykal’s RSUs granted in 2017 vest as follows: (i) 1,956 RSUs vest on March 7, 2019; (ii) 3,932 RSUs vest in two equal installments on March 1, 2019 and March 1, 2020; and (iii) 19,560 RSUs vest on July 4, 2019. All RSUs granted in 2018 to NEOs other than Mr. McQuay and Mr. Masanovich vest in approximately equal annual installments over three years. Mr. McQuay’s RSU award was granted in 2018 in connection with his service as a non-employee director and vests in full on April 19, 2019. Mr. Masanovich’s RSUs granted in 2018 vest as follows: (i) 3,753 RSUs vest on March 1, 2020; and (ii) 11,258 RSUs vest in three approximately equal installments on March 8, 2019, March 8, 2020 and March 8, 2021.

(2)	Reflects the value calculated by multiplying the number of shares or units by $4.81, which was the closing price of Superior’s stock on December 31, 2018, the last trading day in our 2018 fiscal year.
(3)

The amounts reported in this column represent PRSU awards granted to our NEOs in 2018 and 2017. Based on performance through December 31, 2018, the PRSU amounts are reported at their threshold levels. These amounts exclude the PRSUs for the 2016-2018 performance period that vested based on performance through December 31, 2018 and are reported in the “2018 Option Exercises and Stock Vested” table.

(4)	Reflects the value calculated by multiplying the number of shares or units by $4.81, which was the closing price of Superior’s stock on December 31, 2018, the last trading day in our 2018 fiscal year.
(5)	Mr. Stebbins forfeited all unvested equity awards on December 12, 2018, when he ceased to serve as President and Chief Executive Officer.
(6)	Mr. Moiz forfeited all unvested equity awards as of his termination of employment on July 20, 2018.

52  |  Superior Industries International, Inc.

Compensation Tables  •  Option Exercises and Stock Vested in Fiscal Year 2018

Option Exercises and Stock Vested in Fiscal Year 2018

The following table summarizes the exercising of options and vesting of restricted stock unit awards for the NEOs for the fiscal year ended December 31, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Timothy C. McQuay	—	—	4,259	61,921
Matti Masanovich	—	—	—	—
Parveen Kakar	4,500	19,003	9,691	91,873
Robert M. Tykal	—	—	11,137	115,985
James Sistek	—	—	9,691	91,873
Donald J. Stebbins	—	—	8,368	120,918
Nadeem Moiz	—	—	2,000	28,900
(1)	The value realized was computed by multiplying the number of RSUs or PRSUs vesting by the closing stock price of Superior’s common stock on the date of vesting.

Pension Benefits

The following table summarizes the present value of benefits under Superior’s Salary Continuation Plan for each of the NEOs as of December 31, 2018.

Name	Plan Name(1)	Number of Years Credited Service(2) (#)	Present Value of Accumulated Benefit(3) ($)	Payments During Last Fiscal Year ($)
Timothy C. McQuay	—	—	—	—
Matti Masanovich	—	—	—	—
Parveen Kakar	Salary Continuation Plan	—	1,050,397	—
Robert M. Tykal	—	—	—	—
James Sistek	—	—	—	—
Donald J. Stebbins	—	—	—	—
Nadeem Moiz	—	—	—	—
(1)

Pursuant to the Salary Continuation Plan, after having reached specified vesting dates and after reaching the age of 65 (or in the event of death while employed by Superior), the Salary Continuation Plan provides for Superior to pay to the individual, upon ceasing to be employed by Superior for any reason, a benefit equal to 30% of the employee’s final average compensation over the preceding 36 months. Final average compensation only includes base salary for employees. The benefit is paid weekly and continues for the later of 10 years or until death, provided death occurs more than 10 years following the employee’s retirement date.

(2)

“Years of credited service” does not apply to the Salary Continuation Plan. Mr. Kakar’s rights have vested under the Salary Continuation Plan. The Salary Continuation Plan was closed to new participants in 2011 and as a result, Messrs. McQuay, Masanovich, Tykal, Sistek, Stebbins, and Moiz are not participants in the Salary Continuation Plan.

(3)

Represents the present value of accumulated benefits payable to each of the NEOs, under the Salary Continuation Plan, determined using the same assumptions described in Note 18, “Retirement Plans” in Notes to the Consolidated Financial Statements in Item 8, “Financial Statements and Supplementary Data” of the Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March  7, 2019.

Nonqualified Deferred Compensation

Superior does not have any nonqualified deferred compensation plans other than the Salary Continuation Plan.

2019 Proxy Statement  |  53

Compensation Tables  •  Potential Payments upon Termination of Employment or Change in Control

Potential Payments upon Termination of Employment or Change in Control

Other than Mr. McQuay, our interim Executive Chairman of the Board, and Mr. Stebbins, our former President and CEO, none of Superior’s NEOs has an employment agreement specifying a term of employment, and their employment may be terminated at any time. However, Superior does provide severance benefits upon the termination of an NEO’s employment under certain prescribed circumstances.

For a description of benefits upon termination of employment or change of control, see the “2018 Executive Compensation Components – Change in Control Severance Benefits” portion of the “Compensation Discussion and Analysis” section of this Proxy Statement.

Other Arrangements. Mr. Kakar is a participant in Superior’s Salary Continuation Plan, which provides a retirement benefit for participants who terminate their employment after having reached specified vesting dates and after reaching the age of 65. For a description of the benefits payable under the Salary Continuation Plan, see the “2018 Executive Compensation Components – Retirement and Similar Benefits” portion of the “Compensation Discussion and Analysis” section of this Proxy Statement.

Separation Agreement with Donald J. Stebbins, Former President and CEO. As previously disclosed, we entered into a separation agreement with Mr. Stebbins with respect to the termination of his service as President and Chief Executive Officer, effective December 12, 2018, and with respect to his retirement from employment with the Company effective December 31, 2018. For a summary of the separation payments and benefits provided thereunder, please see the narrative discussion above following the Summary Compensation Table.

Separation Agreement with James F. Sistek, Former Senior Vice President, Business Operations. As previously disclosed, we entered into a separation agreement with Mr. Sistek with respect to the termination of his employment effective January 29, 2019. For a summary of the separation payments and benefits provided thereunder, please see the narrative discussion above following the Summary Compensation Table.

Summary of Potential Termination Payments and Benefits. The following table summarizes the value of the termination payments and benefits that each of our NEOs (other than Mr. McQuay, who was not entitled to any special benefits upon a termination of his employment, Mr. Stebbins, who retired from employment with the Company December 31, 2018 and received the benefits summarized in the narrative following the Summary Compensation Table, and Mr. Moiz, who voluntarily resigned effective July 20, 2018) would have received if he had terminated employment on December 31, 2018 under the circumstances shown. The amounts shown in this table do not include accrued but unpaid salary, earned annual bonus for 2018, or payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as distributions of plan balances under our tax-qualified 401(k) plan and death or disability benefits under our generally available welfare programs.

Name	Termination for Cause or Voluntary Resignation	Termination without Cause or for Good Reason	Retirement	Death	Disability	Termination without Cause or Resignation For Good Reason in Connection with a Change in Control(1)	Actual Termination Amounts Received
Matti Masanovich
Cash Severance	—	—	—	—	—	1,030,000	—
Target 2018 Bonus	—	—	—	—	—	721,000	—
Equity Acceleration(2)	—	—	—	—	—	216,609	—
Total	—	—	—	—	—	1,967,609	—
Parveen Kakar(3)
Cash Severance	—	—	—	—	—	840,000	—
Target 2018 Bonus	—	—	—	—	—	462,000	—
Equity Acceleration(2)	—	—	—	—	—	240,606	—
Total	—	—	—	—	—	1,542,606	—

54  |  Superior Industries International, Inc.

Compensation Tables  •  Potential Payments upon Termination of Employment or Change in Control

Name	Termination for Cause or Voluntary Resignation	Termination without Cause or for Good Reason	Retirement	Death	Disability	Termination without Cause or Resignation For Good Reason in Connection with a Change in Control(1)	Actual Termination Amounts Received
Robert M. Tykal
Cash Severance	—	—	—	—	—	840,000	—
Target 2018 Bonus	—	—	—	—	—	462,000	—
Equity Acceleration(2)	—	—	—	—	—	348,643	—
Total	—	—	—	—	—	1,650,643	—
James Sistek(4)
Cash Severance	—	—	—	—	—	840,000	—
Target 2018 Bonus	—	—	—	—	—	462,000	—
Equity Acceleration(2)	—	—	—	—	—	239,942	—
Total	—	—	—	—	—	1,541,942	—
(1)

Under the Executive Change in Control Severance Plan, if the employment of a participant is terminated within two years following a change in control (as defined for purposes of Section 409A of the Internal Revenue Code of 1986, as amended), the participant will receive a two-times multiple of the sum of both the participant’s annual base salary and the participant’s target annual bonus.

(2)

Represents the aggregate value of the acceleration of unvested equity awards that would be payable to each of the NEOs who were employed as of December 31, 2018 under the accelerated vesting provisions of the 2018 Equity Plan, upon the occurrence of a Double Trigger (as defined below) as of December 31, 2018. Awards of time-based restricted stock units and performance awards (at target) are valued based upon the closing price of our common stock on the NYSE on December 31, 2018, the last trading day in our 2018 fiscal year, of $4.81.

(3)

Mr. Kakar’s rights have vested under the Salary Continuation Plan and, thus, he is entitled to receive payments under the Salary Continuation Plan upon the later of age 65 or his separation from service for any reason, as disclosed in the “Pension Benefits” table above. Such amounts are not quantified in this table.

(4)

As noted above, Mr. Sistek’s employment with the Company terminated after the end of the 2018 fiscal year on January 29, 2019. The actual severance benefits that Mr. Sistek received in connection with the termination of his employment are summarized under the caption, “Separation Agreement with James F. Sistek, Former Senior Vice President, Business Operations” following the Summary Compensation Table.

Change in Control Provisions under Other Agreements. The 2018 Equity Plan provides that a change in control occurs upon the occurrence of any of the following: (1) any person becomes the beneficial owner of securities representing 50% or more of the total voting power of Superior’s outstanding voting securities; (2) consummation of a sale or disposition by Superior of all or substantially all of its assets; (3) consummation of a merger or consolidation of Superior with any other corporation, unless Superior’s stockholders continue to control at least 50% of the total voting power of the successor entity; or (4) Superior’s stockholders approve a plan of complete liquidation of the Company.

The 2018 Equity Plan provides that, unless otherwise provided in an applicable award agreement, all outstanding equity awards will immediately vest (at target for PRSUs) if (i) the participant is terminated without cause or resigns with good reason within two years following a change in control (“Double Trigger”) or (ii) upon a change in control if the awards are not assumed by the successor company.

Risk Assessment of Overall Compensation Program

The Compensation and Benefits Committee has designed Superior’s compensation programs to avoid excessive risk-taking. The following are some of the features that are designed to help Superior appropriately manage compensation-related business risk:

•	Diversification of incentive-related risk by employing a variety of performance measures, including financial performance;

•	Fixed maximum award levels for performance-based awards; and

2019 Proxy Statement  |  55

Compensation Tables  •  Risk Assessment of Overall Compensation Program

•

An assortment of vehicles for delivering compensation, including cash and equity based incentives with different time horizons, to focus our executives on specific objectives that help us achieve Superior’s business plan and create an alignment with long-term stockholder interests.

The Compensation and Benefits Committee has reviewed with management the design and operation of Superior’s incentive compensation arrangements for all managers and executive officers, including the performance objectives and target levels used in connection with incentive awards, for the purpose of assuring that these arrangements do not encourage inappropriate risk taking that could impose unnecessary or excessive risk to the value of Superior or the investments of Superior’s stockholders. In connection with such review, the Compensation and Benefits Committee identified certain internal and external factors that comprise Superior’s primary business risks, and then reviewed Superior’s incentive compensation arrangements for the purpose of identifying any aspects of such programs that might encourage behaviors that could exacerbate the identified business risks.

In conducting this assessment, the Compensation and Benefits Committee considered the performance objectives and target levels used in connection with these incentive awards and also the features of Superior’s compensation program that are designed to mitigate compensation-related risk, including those discussed above. Based on such assessment, the Compensation and Benefits Committee concluded that Superior’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on Superior.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Donald J. Stebbins, our President and CEO until December 12, 2018. The pay ratio included in this information is a reasonable estimate calculated in good faith, in a manner consistent with Item 402(u) of Regulation S-K.

For 2018, our last completed fiscal year:

•	The median of the annual total compensation of all employees of the Company (other than our former CEO) was $13,299; and

•	The annual total compensation of our former CEO was $5,497,409, which total includes $900,000 in cash severance paid with respect to our former CEO’s retirement in December 2018.

Based on this information, for 2018, our former CEO’s annual total compensation was approximately 413 times that of the median of the annual total compensation of all employees.

This pay ratio is a reasonable estimate calculated in good faith, in a manner consistent with Item 402(u) of Regulation S-K, based on our payroll and employment records and the methodology described below. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

56  |  Superior Industries International, Inc.

Compensation Tables  •  CEO Pay Ratio

To identify the median of the annual total compensation of all of our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used were as follows:

1.

In accordance with Instruction 2 to Item 402(u) of Regulation S-K, because there has been no change in our employee population or employee compensation arrangements in the past fiscal year that we reasonably believe would result in a significant change to our pay ratio disclosure, we elected to utilize the same median employee that we had identified in 2017 to calculate our 2018 CEO pay ratio. The process that we used to determine our median employee in 2017 is summarized below:

(a)

We determined that, as of December 31, 2017, our employee population consisted of approximately 7,807 individuals working at the Company and its consolidated subsidiaries, with 6% of these individuals located in the United States and Canada, 43% located in Europe and 51% located in Mexico (as reported in Item 1, Business, in our 2017 Annual Report on Form 10-K filed with the SEC on March 15, 2018).

(b)

To identify the “median employee” from our employee population, we considered the “total direct compensation” payable to each employee in our total employee population as of December 31, 2017. For this purpose, “total direct compensation” consists of the following elements of pay, as applicable: (a) base salary, (b) target annual incentive award, (c) target long-term incentive award, (d) punctuality and attendance bonus, (e) special bonuses, (f) vacation premiums, (g) Christmas bonus, (h) profit sharing, (i) productivity bonus, (j) transportation bonus, (k) quantity and quality bonus, (l) 401(k) match and (m) Company paid life insurance.

(c)	Using this methodology, we estimated that the “median employee” was a full-time, hourly employee located outside of the United States.

2.	The median employee’s total direct compensation for the 12-month period ending December 31, 2018 is equal to $13,299.

3.

With respect to the annual total compensation of our former CEO, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table included in this proxy statement and incorporated by reference under Item 11 of Part III of our 2018 Annual Report on Form 10-K.

2019 Proxy Statement  |  57

Audit Committee Report

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Superior specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee has reviewed and discussed with Superior’s management and Deloitte & Touche LLP the audited consolidated financial statements of Superior contained in Superior’s Annual Report on Form 10-K for the 2018 fiscal year. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed pursuant to applicable auditing standards.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from Superior.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Superior’s Annual Report on Form 10-K for its 2018 fiscal year for filing with the SEC.

Submitted by the Audit Committee

Ellen B. Richstone, Chairperson

Michael R. Bruynesteyn

Richard J. Giromini

Paul J. Humphries

58  |  Superior Industries International, Inc.

Information About the Annual Meeting and Voting

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this Proxy Statement and the proxy card because the Board is soliciting your proxy to vote at the Annual Meeting to be held on April 23, 2019, at 10:00 a.m. Eastern Time, and at any postponements or adjournments of the Annual Meeting. This Proxy Statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.

What is the purpose of the Annual Meeting?

The Annual Meeting will be held for the following purposes:

•

To elect the following eight nominees to the Board: Michael R. Bruynesteyn, Richard J. Giromini, Paul J. Humphries, Ransom A. Langford, James S. McElya, Timothy C. McQuay, Ellen B. Richstone and Francisco S. Uranga (Proposal No. 1);

•	To approve, in a non-binding advisory vote, executive compensation of the Company’s named executive officers (Proposal No. 2);

•	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal No. 3); and

•	To act upon such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	“FOR” all nominees to the Board (Proposal No. 1) named in this Proxy Statement;

•	“FOR” the approval of Superior’s executive compensation (Proposal No. 2); and

•	“FOR” ratification of the appointment of Deloitte & Touche LLP as Superior’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal No. 3).

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

You may receive more than one Notice, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each Notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those Notices).

I share an address with another stockholder, and we received only one notice. How may I obtain an additional copy of the proxy materials?

Superior has adopted a procedure approved by the Securities and Exchange Commission (the “SEC”) called “householding.” Under this procedure, Superior delivers one set of proxy materials to multiple stockholders who share the same address unless Superior has received contrary instructions from one or more of the stockholders.

This procedure potentially means extra convenience for stockholders and reduces Superior’s printing and mailing costs as well as the environmental impact of its Annual Meetings. Stockholders who participate in householding

2019 Proxy Statement  |  59

Information About the Annual Meeting and Voting

will continue to be able to access and receive separate proxy cards. Upon written or oral request, Superior will deliver promptly a separate copy of the proxy statement and annual report to any stockholder at a shared address to which Superior delivered a single copy of the proxy materials. If you are a stockholder who shares an address with another stockholder and would like only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or notify us if you are the stockholder of records.

To receive free of charge a separate copy of the proxy materials, stockholders may contact Superior’s Corporate Secretary at 26600 Telegraph Rd., Southfield, MI 48033 or 248-352-7300.

Stockholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

How can I get electronic access to the proxy materials?

Superior’s proxy materials also are available at www.proxyvote.com. This website address is included for reference only. The information contained on this website is not incorporated by reference into this Proxy Statement.

Who is entitled to vote?

The record holders of the 25,019,237 shares of the Company’s common stock and 150,000 shares of Series A Preferred Stock outstanding on the close of business on February 27, 2019 are entitled to vote at the Annual Meeting.

How many votes do I have?

Each holder of Superior common stock and Series A Preferred Stock as of the Record Date will be entitled to one vote on each matter for each share of common stock held, or into which such holder’s Series A Preferred Stock is convertible, on the Record Date. As of the Record Date, there were 25,019,237 shares of common stock outstanding and the 150,000 shares of Series A Preferred Stock outstanding would be convertible into 5,326,326 shares of common stock.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with Superior’s transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by Superior.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the proxy materials were forwarded to you by that organization. As a beneficial owner, you have the right to instruct your broker, bank, trustee or nominee how to vote your shares.

If I am a stockholder of record of Superior’s shares, how do I vote?

If you are a stockholder of record, there are four ways to vote:

•

In person. You may vote in person at the Annual Meeting by requesting a ballot from an usher when you arrive. You must bring valid picture identification such as a driver’s license or passport and proof of stock ownership as of the Record Date.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions included on the proxy card included with your materials.

•	By Telephone. You may vote by proxy by calling the toll free number found on the proxy card included with your materials.

•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

60  |  Superior Industries International, Inc.

Information About the Annual Meeting and Voting

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, there are two ways to vote:

•

In person. If you are a beneficial owner of shares held in street name and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.

You must bring a copy of the legal proxy to the Annual Meeting and ask for a ballot from an usher when you arrive. You must also bring valid picture identification such as a driver’s license or passport and proof that the organization that holds your shares held such shares on the Record Date. In order for your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to an usher to be provided to the inspector of election.

•

By Proxy. If you are a beneficial owner of shares held in street name, this Proxy Statement and accompanying materials have been forwarded to you by the organization that holds your shares. Such organization will vote your shares in accordance with your instructions using the methods set forth in the information provided to you by such organization. See “What is a broker non-vote?” below.

What is a quorum?

For business to be conducted at the Annual Meeting, a quorum must be present. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. Each holder of Superior common stock and Series A Preferred Stock as of the Record Date will be entitled to one vote on each matter for each share of common stock held, or into which such holder’s Series A Preferred Stock is convertible, on the Record Date. As of the Record Date, there were 30,345,563 votes representing 25,019,237 common shares outstanding and the 150,000 shares of Series A Preferred Stock outstanding would be convertible into 5,326,326 shares of common stock. Accordingly, shares representing 15,203,127 votes must be present in person or by proxy at the Annual Meeting to constitute a quorum. Abstentions and “broker non-votes” will be counted for the purpose of determining whether a quorum is present for the transaction of business.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

•	Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and, in accordance with applicable law, as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

2019 Proxy Statement  |  61

Information About the Annual Meeting and Voting

Which ballot measures are considered “routine” or “non-routine”?

Typically, “non-routine” matters include the election of directors (Proposal No. 1) and the non-binding advisory vote on executive compensation (Proposal No. 2) and “routine” matters include ratification of the appointment of independent auditors (Proposal No. 3).

What is a broker non-vote?

The term broker non-vote refers to shares held by a brokerage firm or other nominee (for the benefit of its client) that are represented at the Annual Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers and nominees do not have discretionary voting authority on the election of directors and on other certain non-routine matters, and accordingly may not vote on such matters absent instructions from the beneficial holder. If you hold your shares in “street name” or through a broker, it is important that you give your broker your voting instructions.

In order to minimize the number of broker non-votes, Superior encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided in the voting instruction form.

What is the voting requirement to approve each of the proposals and how are broker non-votes and abstentions treated?

The following chart describes the proposals to be considered at the meeting, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
Election of directors	For or withhold with respect to each nominee.	Plurality voting; the eight persons receiving the greatest number of “for” votes will be elected as directors. Proxies may not be voted for more than eight directors. Stockholders may not cumulate votes for directors.*	No effect.	No effect; no broker discretion to vote.
Advisory vote to approve Superior’s executive compensation	For, against, or abstain.

Shares voted “for” the proposal must exceed the number of shares voted “against” the proposal.

Shares voting affirmatively must equal at least a majority of the quorum that is required to conduct business at the Annual Meeting (the “Quorum Majority”).**

			No effect. An abstention does not count as a vote cast, provided that the votes cast equal a Quorum Majority.	No effect; no broker discretion to vote.
Ratification of selection of Deloitte & Touche LLP	For, against, or abstain.	Shares voted “for” the proposal must exceed the number of shares voted “against” the proposal. Shares voting affirmatively must equal a Quorum Majority.**	No effect. An abstention does not count as a vote cast, provided that the votes cast equal a Quorum Majority.	No broker non-votes; brokers have discretion to vote.
*

In an uncontested election, our Corporate Governance Guidelines provide that any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee and the Board must then decide whether or not to accept the tendered resignation, culminating with a public disclosure explaining the Board’s decision and decision-making process.

**	This means that the shares voting affirmatively must be greater than 25 percent of the outstanding shares entitled to vote.

62  |  Superior Industries International, Inc.

Information About the Annual Meeting and Voting

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to Superior’s Corporate Secretary at 26600 Telegraph Rd., Southfield, MI 48033 prior to the Annual Meeting.

Who will serve as the inspector of election?

Broadridge will serve as the inspector of election.

Where can I find the voting results?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. Superior will publish the final voting results in a Current Report on Form 8-K, which Superior is required to file with the SEC within four business days following the Annual Meeting.

Who is paying the costs of this proxy solicitation?

Superior is paying the costs of the solicitation of proxies. Superior may also reimburse brokerage firms, banks, broker-dealers or other similar organizations for the cost of forwarding proxy materials to beneficial owners. In addition, certain of Superior’s directors, officers and regular employees, without additional compensation, may solicit proxies on Superior’s behalf in person, by telephone, by fax or by electronic mail. See “Proxy Solicitation and Costs” in this Proxy Statement for further information.

How can I attend the Annual Meeting?

Only stockholders as of the Record Date are entitled to attend the Annual Meeting. Each stockholder must present valid picture identification such as a driver’s license or passport and provide proof of stock ownership as of the Record Date. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2020 Annual Meeting of stockholders?

Requirements for Stockholder Proposals to Be Considered for Inclusion in Superior’s Proxy Materials. Proposals that a stockholder intends to present at the 2020 Annual Meeting of stockholders and wishes to be considered for inclusion in Superior’s proxy statement and form of proxy relating to the 2020 Annual Meeting of stockholders must be received no later than November 9, 2019 (the date that is 120 calendar days before the one-year anniversary date of when Superior’s proxy statement was released to stockholders for this Annual Meeting). However, if the 2020 Annual Meeting date has changed more than 30 days from this year’s meeting, then the deadline is a reasonable time before we begin to print and send out proxy materials. All proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to Superior’s Corporate Secretary by mail at 26600 Telegraph Rd., Southfield, MI 48033.

Requirements for Other Stockholder Proposals to Be Brought Before the 2020 Annual Meeting of Stockholders and Director Nominations. Our Amended and Restated Bylaws (the “Bylaws”) provide that any stockholder proposals (other than those made under Rule 14a-8 of the Exchange Act) and any nomination of one or more persons for election as a director be made not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual

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Information About the Annual Meeting and Voting

meeting. Accordingly, in order for a stockholder proposal or director nomination to be considered at the 2020 Annual Meeting, a written notice of the proposal or the nomination must be received by the Corporate Secretary of Superior no later than January 24, 2020 (assuming that the 2019 Annual Meeting is held on April 23, 2020, the anniversary of the 2019 Annual Meeting). However, if the date of the 2020 Annual Meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the 2019 Annual Meeting, then, for notice by the stockholder to be timely, it must be received by the Corporate Secretary of Superior not earlier than the 120th day prior to the date of the 2020 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2020 Annual Meeting, or (ii) the tenth day following the day on which public announcement of the date of the 2020 Annual Meeting is first made. In order for stockholder proposals that are submitted outside of SEC Rule 14a-8 and are intended to be considered by the stockholders at the 2020 Annual Meeting to be considered “timely” for purposes of SEC Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Corporate Secretary of Superior no later than November 9, 2019. The notice must set forth the information required by the Bylaws with respect to each director nomination and stockholder proposal that the stockholder intends to present at the 2020 Annual Meeting. The proxy solicited by the Board for the 2020 Annual Meeting will confer discretionary voting authority with respect to any proposal presented by a stockholder at that meeting for which Superior has not been provided with timely notice, or, even if there is timely notice, the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act. Notices must be delivered to Superior’s Corporate Secretary by mail at 26600 Telegraph Rd., Southfield, MI 48033.

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Proxy Solicitation and Costs

PROXY SOLICITATION AND COSTS

Superior will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation material that Superior may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by directors, executive officers and employees of Superior. No additional compensation will be paid to these individuals for any such services. The Company will also post its proxy materials to its website under “Investor Relations.”

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Stockholders Sharing the Same Address

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

Once again this year, a number of brokers with account holders who beneficially own our common stock will be “householding” our annual report and proxy materials. A single set of our annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by calling toll-free (866) 540-7095, or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, Superior will promptly deliver a separate set of the annual report and other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate set of the annual report and other proxy materials, you may write or call Superior’s Corporate Secretary at Superior Industries International, Inc., 26600 Telegraph Rd., Southfield, MI 48033, telephone (248) 352-7300.

Stockholders who share the same address and currently receive multiple copies of our annual report and other proxy materials, who wish to receive only one set in the future, can contact their bank, broker or other holder of record to request information about householding.

66  |  Superior Industries International, Inc.

Form 10-K

FORM 10-K

SUPERIOR WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF SUPERIOR’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO: SUPERIOR INDUSTRIES INTERNATIONAL, INC., 26600 TELEGRAPH RD., SOUTHFIELD, MICHIGAN, ATTN: CORPORATE SECRETARY, OR CALL (248) 352-7300. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.SUPIND.COM. THIS PROXY STATEMENT AND THE 2018 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE ON WWW.PROXYVOTE.COM.

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Other Matters

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Joanne M. Finnorn
Joanne M. Finnorn
Senior Vice President, General Counsel and Corporate Secretary

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APPENDIX A

APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

In this Proxy Statement under “A Letter From Timothy C. McQuay,” the “2018 Performance & Business Highlights — Recent Business Highlights/Company Performance” and the “Compensation Discussion and Analysis — Recent Business Highlights/Company Performance” we provide information regarding Value-Added Sales and Adjusted EBITDA. These measures are key measures that are not calculated in accordance with GAAP. Management believes the non-GAAP financial measures used in this Proxy Statement are useful to management and may be useful to investors in their analysis of the Company’s financial position and results of operations. Further, management uses these non-GAAP financial measures for planning and forecasting future periods. This non-GAAP financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP. These non-GAAP measures may be different from similar measures used by other companies.

Adjusted EBITDA is defined as earnings before interest income and expense, income taxes, depreciation, amortization, restructuring charges and other closure costs and impairments of long-lived assets and investments, changes in fair value of redeemable preferred stock embedded derivative liability, acquisition and integration costs, CEO separation related costs, and Accounts Receivable factoring fees. The following table reconciles our net income, the most directly comparable GAAP financial measure, to our Adjusted EBITDA:

Fiscal Year Ended December 31, (Millions of dollars)	2018	2017
Net Income (Loss) Attributable to Superior	$26.0	$(6.0)
Interest Expense, net	50.1	40.0
Income Tax Provision	6.3	6.9
Depreciation	68.7	54.2
Amortization	26.3	15.2
M&A, Integration and CEO Separation Costs and Factoring Fees	11.7	35.9
Change in Fair Value of Preferred Derivative	(3.5)	(6.2)
Closure costs (Excluding Accelerated Depreciation)	—	0.1

Adjusted EBITDA	$185.6	$140.1

Value-Added Sales represents net sales less the value of aluminum and services provided by outside service providers that are included in net sales. The following table reconciles our net sales, the most directly comparable GAAP financial measure, to our Value-Added Sales:

Fiscal Year Ended December 31, (Millions of dollars)	2018	2017
Net Sales	$1,501.8	$1,108.1
Less: Aluminum Value and Outside Service Provider Costs	(704.6)	(491.3)

Value-Added Sales	$797.2	$616.8

A-1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/22/2019 for shares held directly and by 11:59 P.M. ET on 04/17/2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/22/2019 for shares held directly and by 11:59 P.M. ET on 04/17/2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
Nominees
01 Michael R. Bruynesteyn 02 Richard J. Giromini				03 Paul J. Humphries 04 Ransom A. Langford		05 James S. McElya
06 Timothy C. McQuay 07 Ellen B. Richstone				08 Francisco S. Uranga

The Board of Directors recommends you vote FOR proposals 2., 3. and 4.						For	Against	Abstain

2.	To approve, in a non-binding advisory vote, executive compensation of the Company’s named officers;					☐	☐	☐

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and					☐	☐	☐

4.	To act upon such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.					☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report/10K Wrap are available at www.proxyvote.com

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SUPERIOR INDUSTRIES INTERNATIONAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS APRIL 23, 2019

The undersigned hereby appoints Timothy C. McQuay and Joanne M. Finnorn, and each of them, as attorney agent and proxy of the undersigned, with full power of substitution, to vote all stock of SUPERIOR INDUSTRIES INTERNATIONAL, INC., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held at the Superior Industries International, Inc., 26600 Telegraph Road, Southfield, Michigan 48033 on Tuesday, April 23, 2019 at 10:00 A.M. EDT and at any and all postponements and adjournments thereof, as fully and with the same force and effect as the undersigned might and could do if personally thereat.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS, FOR THE APPROVAL OF PROPOSALS 2 and 3. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTER THAT MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

Continued and to be signed on reverse side